                                                                   EXHIBIT 10.16


                                   SCHEDULE 1






                                 Office Sublease

                 The Towers At Williams Square -- Central Tower

                                 By and Between

                              TIG Insurance Company

                                       and

                             Advance Paradigm, Inc.

                                TABLE OF CONTENTS

                                                                                      Page
INDEX OF DEFINED TERMS..............................................................   vi

1.  Basic Lease Provisions .........................................................    1

2.  Grant and Term .................................................................    3

3.  Minimum Rent ...................................................................    3

4.  Tenant's Electricity Charge ....................................................    3

5.  Operating Costs ................................................................    5

7.  Past Due Obligation ............................................................    6

8.  Commencement of Rent ...........................................................    7

9.  Services by Landlord ...........................................................    7

10. Service Interruptions ..........................................................    8

11. Acceptance of Leased Premises and Building by Tenant ...........................    9

12. Assignment and Subletting ......................................................    9

13. Use and Occupancy ..............................................................   10

14. Alterations and Additions by Tenant ............................................   12

15. Repair and Maintenance by Tenant ...............................................   13

16. Mechanics' Liens ...............................................................   13

17. Limitations on Liability of Landlord; Waiver; Indemnification of Landlord ......   14

18. Tenant's Indemnification of Landlord ...........................................   15

19. Tenant's Insurance .............................................................   15

20. Landlord's Insurance ...........................................................   16

21. Certain Rights Reserved by Landlord ............................................   16

22. Fire or Other Casualty .........................................................   18

23. Condemnation ...................................................................   18

24. Taxes on Tenant's Property .....................................................   19

25. Waiver of Subrogation ..........................................................   19

26. Surrender Upon Termination or Expiration .......................................   19

27. Events of Default ..............................................................   20

28. Landlord's Remedies ............................................................   21

29. No Implied Waiver ..............................................................   23

30. Waiver by Tenant ...............................................................   23

31. Attorneys' Fees and Legal Expenses .............................................   23

32. Subordination ..................................................................   24

33. Quiet Enjoyment ................................................................   24

34. Notice Due to Landlord .........................................................   25

35. Holding Over By Tenant .........................................................   25

36. Rules and Regulations ..........................................................   25

37. Estoppel Certificate ...........................................................   26

38. Notices ........................................................................   26

39. Roof Communication Access and Other Rights .....................................   26

40. Representations and Warranties of Landlord .....................................   27

41. Representations and Warranties of Tenant .......................................   28

42. Hazardous Materials ............................................................   29

43. Business Purpose ...............................................................   29

44. Severability .................................................................    29

45. No Merger ....................................................................    30

46. Force Majeure ................................................................    30

47. Brokerage ....................................................................    30

48. Gender .......................................................................    30

49. Joint and Several Liability ..................................................    30

50. No Representations ...........................................................    31

51. Entire Agreement .............................................................    31

52. Paragraph Headings ...........................................................    31

53. Binding Effect ...............................................................    31

54. Rental Tax ...................................................................    31

55. Parking ......................................................................    31

57. Severability .................................................................    32

58. Disclaimer of Warranties .....................................................    32

59. Work Allowance ...............................................................    33

60. Approvals by Master Landlord .................................................    33

61. Counterparts .................................................................    33

62. Janitor Service ..............................................................    33


LIST OF EXHIBITS:

EXHIBIT A                 FLOOR PLAN OF LEASED PREMISES

EXHIBIT B                 LEGAL DESCRIPTION

EXHIBIT C                 OPERATING EXPENSE EXCLUSIONS

EXHIBIT D                 SCHEDULE OF JANITORIAL SERVICES

EXHIBIT E                 BUILDING RULES AND REGULATIONS

EXHIBIT F                 FIRST REFUSAL SPACE

EXHIBIT G                 SUBORDINATION, NONDISTURBANCE AND
                          ATTORNMENT AGREEMENT

                             INDEX OF DEFINED TERMS

          Except as otherwise provided within this Lease, the Defined Terms set forth in this Index shall have the meaning ascribed to them in the referenced pages of the Lease.

                                                                                                       Page
Acts ...............................................................................................     1

ADA ................................................................................................    17

Adjusted Gross Rent ................................................................................    13

Affiliate ..........................................................................................    14

Applicable Laws ....................................................................................    15

Base Amount ........................................................................................    13

Base Year ..........................................................................................     6

Basic Lease Provisions .............................................................................     1

BOMA Standards .....................................................................................     3

Broker .............................................................................................    39

Building ...........................................................................................     4

Buildings ..........................................................................................     5

Calendar Year ......................................................................................     8

Commencement Date ..................................................................................     1

Common Areas .......................................................................................     3

Control ............................................................................................    14

Controllable Expenses ..............................................................................     7

Date of this Lease .................................................................................     1

Environmental Requirements .........................................................................    36

Events of Default ..................................................................................    26

Excess Operating Costs .............................................................................     7

Expiration Date ....................................................................................     4

First Refusal Space ................................................................................    41

Gross Rent .........................................................................................    13

Hazardous Materials ................................................................................    36

Hazardous Substance Survey .........................................................................    37

Improvements .......................................................................................    42

Land ...............................................................................................     4

Landlord ...........................................................................................     1

Landlord's Architect ...............................................................................     3

Lease ..............................................................................................     1

Lease Term .........................................................................................     4

Leased Premises ....................................................................................     4

Major Vertical Penetrations ........................................................................     3

Master Landlord ....................................................................................     1

Master Lease .......................................................................................     1

Master Lease .......................................................................................    35

Master Premises ....................................................................................     1

Minimum Rent .......................................................................................     4

Normal Business Holiday ............................................................................     3

Normal Business Hours ..............................................................................     3

Operating Costs ....................................................................................     7

Plaza ..............................................................................................     5

Project ............................................................................................     3

Rent ...............................................................................................     9

Rentable Area ......................................................................................     3

Submetered Power ...................................................................................     6

Tenant .............................................................................................     1

Tenant Plans .......................................................................................    43

Tenant's Proportionate Share .......................................................................     7

Total Electricity Costs for the Buildings ..........................................................     6

TREC ...............................................................................................    39

Usable Area ........................................................................................     3

Work Allowance .....................................................................................    43

                                  OFFICE LEASE


                  (The Towers at Williams Square -- West Tower)

     This Office Sublease (the "Lease") is made and entered into as of 12/16/99 (the "Date of this Lease"), by and between TIG Insurance Company, a California corporation, (hereinafter called "Landlord"), and Advance Paradigm, Inc., a Delaware corporation (hereinafter called "Tenant"). The term "Lease" shall mean this Lease, the Basic Lease Provisions and all Exhibits hereto, as well as all schedules, exhibits and attachments to any Exhibit to this Lease. Landlord is the current Tenant under that certain Office Space Lease (the "Master Lease") dated as of October 4, 1993, by and between T-Las Colinas Towers Corp., a Delaware corporation, as the landlord, who is predecessor in interest to TIAA Realty, Inc., a Delaware corporation (the "Master Landlord") and the Landlord as the tenant, as the same may now or hereinafter be amended, pursuant to which Master Landlord leased certain premises (the "Master Premises") to Landlord. The Leased Premises is a part of the Master Premises. This Lease, including without limitation the rights and privileges of the Tenant hereunder, is expressly made subject to the terms and conditions of the Master Lease.


[INITIAL STAMP]


     1.   BASIC LEASE PROVISIONS.

     The following provisions set forth various basic terms of this Lease and are sometimes referred to as the "Basic Lease Provisions".

          (a)  Building Name: The Towers At Williams Square--Central Tower

               Address:       5215 N. O'Connor Blvd., Irving, Texas 75039

          (b)  Floor:         16--Central Tower

               Rentable Area: 24,445 square feet

          (c)  Total Rentable Area of Buildings: 1,344,524 square feet

               Total Rentable Area of the Project: 1,395,980 square feet

          (d) Annual Minimum Rent: Sixteen Dollars and Twenty-Five Cents ($16.25) per square foot of Rentable Area within the Leased Premises.

          (e) Parking: One (1) unreserved space per 300 square feet of Rentable Area in the Leased Premises.

          (f)  Commencement Date: March 1,2000

          (g)  Expiration Date: April 30, 2009

          (h)  Security Deposit: Waived

          (i) Tenant's Broker(s): The Staubach Company, a Texas corporation Landlord's Broker(s): The Staubach Company, a Texas corporation

          (j)  Permitted Use: General business offices

          (k)  Renewal Options: None

          (l)  Addresses for notices due under this Lease:

               LANDLORD:

               TIG Insurance Company, a California corporation
               5205 N. O'Connor Boulevard
               Suite W559
               Irving, TX 75039
               Attn:   Tom Miller

               TENANT:

               Advance Paradigm, Inc.
               5215 N. O'Connor, Suite 1600
               Irving, TX 75039
               Attn:  General Counsel

          (m) "Rentable Area" of all or any part of each Building (hereinafter defined) shall mean (1) the Usable Area (hereinafter defined), plus (2) a pro rata part of the Common Areas (hereinafter defined) within each Building, such proration based upon the ratio of the Usable Area within such portion of the Building to the total Usable Area within the applicable Building existing as of the date of this Lease, including the area encompassed by any columns or other structural elements which provide support to the Leased Premises and/or the Buildings, less any Major Vertical Penetrations (hereinafter defined).

          (n) "Project" shall mean the Buildings, the Bank Tower, all associated parking garages and areas and the Land (hereinafter defined). "Usable Area" shall mean the square footage of such portion of the Project measured according to the American National Standard sponsored by the Building Owners and Managers Association (the "BOMA Standards"). Common Areas" shall mean those areas devoted to elevator mechanical rooms, corridors, elevator foyers, core area restrooms, mechanical rooms, janitorial closets, electrical and telephone closets, vending areas, and lobby areas (whether at ground level or otherwise), and other similar facilities provided for the common use or benefit of tenants generally and/or the public. "Major Vertical Penetrations" shall mean the square footage of those areas within the outside walls used for building stairs, elevator shafts, flues, vents, stacks, pipe shafts and other vertical penetrations (but shall not include any such areas for the exclusive use of a particular tenant).

          (o) "Normal Business Hours" for the Buildings shall mean 7 a.m. to 6 p.m. Mondays through Fridays, and 7 a.m. to 1 p.m. on Saturdays, exclusive of Sundays and of any Normal Business Holiday. The term "Normal Business Holiday" means New Year's Day, Memorial Day, July 4, Labor Day, Thanksgiving and Christmas.

     2.   GRANT AND TERM.

          Landlord, in consideration of the Rent (hereinafter defined) to be paid and the covenants and agreements to be performed by Tenant, as hereinafter set forth, does hereby sublease, demise and let unto Tenant and Tenant accepts that certain office space, in its current "as is" condition, containing approximately 24,445 square feet of Rentable Area located in the Building on the floor shown and designated on the plan attached hereto and made a part hereof as Exhibit A (said space hereinafter collectively called the "Leased Premises") in The Towers At Williams Square - Central Tower, 5215 IN. O'Connor Blvd.,Irving, Texas 75039 (herein called the "Building") located on a certain tract of land situated in the City of Irving, County of Dallas, State of Texas, more particularly described in Exhibit B, attached hereto and made a part hereof (hereinafter called the "Land"), for a term (the "Lease Term") beginning on the Commencement Date (hereinafter defined), and ending on April 30, 2009 (the "Expiration Date"), unless sooner terminated as herein provided, upon and subject to the terms, provisions, covenants, agreements, and conditions of this Lease as hereinafter stated.

     3.   MINIMUM RENT.

          From and after the Commencement Date, Tenant covenants and agrees to pay Landlord, without demand and without any setoff or deduction, a base annual rental of Sixteen Dollars and Twenty-Five Cents ($16.25) per square foot of Rentable Area in the Leased Premises, (hereinafter called the "Minimum Rent"), in equal monthly installments in advance on the first day of each calendar month during the Lease Term.

     4.   TENANT'S ELECTRICITY CHARGE.

          Landlord, subject to payment by Tenant as set forth below, shall furnish sufficient power for lighting (at 277 volts) and for typewriters, voice writers, calculating machines, personal computers, copiers, facsimile machines, and other standard office machines of similar low electrical consumption, but not including electricity for equipment or machines that require a nominal voltage of more than 120 volts single phase. Tenant shall give Landlord written notice prior to placing any such equipment or machines requiring more than 120 volts single phase in the Leased Premises. If Tenant's requirements for electricity or special lighting are in excess of those set forth in the preceding sentences, Tenant shall give Landlord written notice of Tenant's requirements, and Landlord, at Tenant's expense to be reimbursed to Landlord as additional Rent upon demand, to the extent feasible will supply such service through the then existing feeders servicing the Buildings and will bill Tenant for its excess electricity requirements as set forth below. If Tenant has any equipment or machines or special lighting that require excess amounts of electricity, Landlord reserves the right, at its sole option, except as provided hereinafter, to install a separate submeter(s), at Tenant's expense to be reimbursed to Landlord as additional Rent upon demand, for the Leased Premises or any part or parts thereof. If Tenant has excess electricity requirements for which Landlord does not elect to install separate submeter(s), Landlord's engineer shall determine the amount of excess electricity to be allocated to Tenant based on the power requirements of any such equipment, machines, or special lighting. If Tenant does not agree with the amount of such allocation, Tenant may require Landlord to exercise Landlord's option to install separate submeter(s) by giving written notice to Landlord. Landlord shall not be liable to Tenant for any failure or defect in the supply or character of electric energy furnished to the Leased Premises due solely to any requirement, act, or omission of the public utility serving the Buildings with electricity. Whenever heat-generating machines or equipment (other than such standard office machines) or special lighting which affect the temperatures otherwise maintained by the air conditioning system, are used in the Leased Premises by Tenant, Landlord shall have the right to install supplemental air conditioning units in the Leased Premises, and the cost thereof, including the cost of installation, operation, use and maintenance, shall be paid as additional Rent by Tenant to Landlord on demand. The obligation of Landlord to furnish electrical service shall be subject to the rules and regulations of the supplier of such electricity and of any municipal or other governmental authority regulating the business of providing electrical utility service. Tenant covenants and agrees that at all times its use of electric current shall be consistent with the capacity of existing feeders to the Buildings, or the risers or wiring installations, all as constructed, installed or modified pursuant to this Lease. Any riser or risers or wiring to meet Tenant's excess electrical requirements will be installed by Landlord upon written request of Tenant, at the sole cost and expense of Tenant to be reimbursed to Landlord as additional Rent upon demand, if, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the Buildings or the Leased Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants.

          Tenant covenants and agrees to pay to Landlord as additional Rent, without any set-off or deduction, Tenant's pro rata share of all electricity consumed in the use, occupancy, and operation of the Buildings and all related improvements and appurtenances, which related improvements and appurtenances include the perimeter lights associated with the Building, the East Tower, the Central Tower, or the Bank Tower (collectively, the "Buildings") and the Plaza (the "Plaza" being the area paved with granite and surrounding the equestrian sculpture) and the exterior perimeter lights for the remainder of the Towers at Williams Square. Tenant's pro rata share for all electricity used in the Buildings and related improvements and appurtenances including electricity used for heating and air conditioning shall be determined by multiplying the Total Electricity Costs for the Buildings (hereinafter defined) net of Tenant Submetered Power (hereinafter defined) and after-hours utility charges as aforesaid by a fraction, the numerator of which is the square footage of the Rentable Area in the Leased Premises and the denominator of which is the square footage of Rentable Area in the Buildings. The term "Total Electricity Costs for the Buildings" shall mean the total electric cost charged to Master Landlord by the local electric utility service, including taxes, for the Buildings, but may not include any administrative fee or charge by Master Landlord. The term "Submetered Power" shall mean all supplemental tenant electrical power which is separately submetered by Landlord or Master Landlord or which is separately tracked and calculated by Landlord's or Master Landlord's engineer for tenants in the Building, including Tenant.

          In addition to the above, Tenant shall pay to Landlord Tenant's direct cost of separately submetered electricity costs as determined by Landlord or Master Landlord and its after hour electricity charges.

          Notwithstanding anything to the contrary herein before contained, Landlord may at any time during the Lease Term, elect to install submeters measuring electricity used in the Buildings and/or the Leased Premises which may also include submeters measuring electricity used for heating and cooling the Buildings and/or Leased Premises and in such cases, Tenant's pro rata share of such costs shall then be based on actual use as measured by such submeters but with any areas sharing a submeter being prorated on the basis that the area of the Leased Premises bears to the area covered by the submeters.

          Landlord shall bill Tenant for Tenant's electricity charge monthly throughout the Lease Term and Tenant shall pay same within three (3) business days after receipt of each such bill. Landlord shall bill Tenant for Tenant's electricity charge for the last month or portion thereof of the Lease Term as soon as practicable after the termination or expiration of this Lease and Tenant shall pay same within three (3) business days after receipt of such bill; the Tenant's obligation to pay such billing shall survive the termination or expiration of the Lease. All payments for Tenant's electricity charge are to be predicated upon separate and specific bills by Landlord and are not to be included as part of the Minimum Rent payment required to be paid pursuant to Paragraph 3 hereof. Any such payment shall, however, be deemed as Rent payable hereunder.

     5.   OPERATING COSTS.

          Tenant hereby agrees to pay to Landlord Tenant's Proportionate Share (as hereinafter determined) of any increase in all Operating Costs (hereinafter defined) during the term of this Lease which exceeds $8.50 per square foot of Rentable Area during years 2000 through 2004 inclusive, and which exceeds $10.50 per square foot of Rentable Area during years 2005 through the end of the Lease Term, as determined by Landlord ("Excess Operating Costs"). "Tenant's Proportionate Share" of Excess Operating Costs shall be determined by multiplying such excess by a fraction, the numerator of which is the number of square feet of Rentable Area in the Leased Premises and the denominator of which is the number of square feet of Rentable Area in the Project. If for any time period in question the number of square feet occupied in the Project is less than 95%, those elements of Operating Costs that vary based on the occupancy rate of the Project shall be extrapolated (increased) by Landlord as though the Project was 95% occupied and if such information is furnished to Landlord by Master Landlord, the annual statement for that period will show the elements that were extrapolated.

          Except as otherwise provided for in and subject to the limitations of Exhibit C to this Lease, the term "Operating Costs" as used herein shall mean those expenses (other than expenses for electricity) directly incurred in the management, operation, maintenance, repair and security of the Buildings, including but not limited to the cost of all utilities, building supplies, janitorial service, maintenance and repairs, fire and extended coverage, public liability and other insurance, all labor and employee benefit costs (including wages, salaries and fees of all personnel engaged in the management, operation, maintenance, repair and security of the Project), ad valorem taxes and assessments, costs which reduce operating expenses or are required to meet governmental regulations, management fees, consulting fees, legal fees and accounting fees, and the fair market rental of the property managers' offices in the Project, together with payments or credits Landlord may make to any tenant or tenants of the Project in lieu of Landlord providing any of the services or paying for any of such costs.

          On or prior to the Commencement Date and on or before the fifteenth day of each December thereafter during the Lease Term, Landlord shall provide Tenant with Landlord's reasonable estimate of Tenant's Proportionate Share of the Excess Operating Costs for the forthcoming calendar year, as determined by Landlord. In addition to Tenant's obligation to pay Minimum Rent, Tenant shall pay to Landlord monthly in advance on or before the first day of each calendar month during the term hereof, one twelfth, (1/12th) of Tenant's Proportionate Share of such Excess Operating Costs for the applicable calendar year. For the purposes hereof, the term "calendar year" shall also include partial calendar years.

          Within 190 days after the expiration of calendar year 2000 and each subsequent calendar year thereafter during the Lease Term, Landlord shall furnish Tenant with a statement certified by a duly authorized representative of Landlord setting out in reasonable detail the actual Excess Operating Costs for the Project for the prior calendar year. In the event the sum of the payments made by Tenant during the preceding calendar year or partial calendar year pursuant to the foregoing exceeds the amount which Tenant would have been obligated to pay if the actual Excess operating Costs for such year were used in lieu of Landlord's estimate thereof, the difference shall be credited by Landlord to Tenant's account against the next payments due by Tenant under the provisions hereof. In the event the sum of payments made by Tenant during the preceding calendar year or partial calendar year pursuant to the above paragraph is less than the amount which Tenant would have been obligated to pay if the actual Excess Operating Costs for such year or partial year were used in lieu of Landlord's estimate thereof, Tenant shall pay the amount of such difference to Landlord in cash within twenty (20) days after delivery of any invoice therefor by Landlord accompanied by a statement of the actual Excess Operating Costs for such year.

     6.   DEFINITION OF RENT.

          As used in this Lease, "Rent" shall mean the Minimum Rent and all other amounts provided for in this Lease to be paid by Tenant to Landlord, all of which shall constitute rental in consideration for this Lease and the subleasing of the Leased Premises. The Rent shall be paid at the times and in the amounts provided for herein in legal tender of the United States of America to Landlord at the address specified above or to such other person or at such other address as Landlord may from time to time designate in writing. Except for Rent which is abated pursuant to the terms hereof, the Rent shall be paid without notice, demand, abatement, deduction or offset.

     7.   PAST DUE OBLIGATION.

          Except for Rent which is abated pursuant to the terms hereof, all installments of Rent and any other sums due and payable by Tenant to Landlord or any sums due and payable by Landlord to Tenant not paid within 10 days after they become due and payable shall bear interest at rate of 18% per annum from the date due.

     8.   COMMENCEMENT OF RENT.

          This Lease and the obligations of Tenant shall commence on the Commencement Date and continue in full force and effect until the expiration of the Lease Term. Tenant shall be allowed access to the Leased Premises for the purpose of construction of Tenant's improvements pursuant to Paragraph 61 without commencement of Rent. Rent shall commence on the later of: upon substantial completion of Tenant Improvements or upon occupancy or March 1, 2000.


[INITIAL STAMP]


     9.   SERVICES BY LANDLORD.

          To the extent furnished by the Master Landlord to Landlord under the Master Lease, Landlord agrees to furnish to the Leased Premises the following:

          (a) air conditioning, both heating and cooling (as required by the seasons); during Normal Business Hours at a temperature ranging plus or minus 2 degrees from: in summer, 76 degrees Fahrenheit dry bulb maximum indoor building temperature with a 50% maximum relative humidity based on a design outdoor temperature of 102 degrees Fahrenheit dry bulb, 78 degrees Fahrenheit wet bulb and using a 1% design column; and in winter, 72 degrees Fahrenheit dry bulb minimum indoor building temperature based on a design outdoor temperature of 18 degrees Fahrenheit dry bulb and using a 99% design column; provided, however, that circulating air will not be available other than by air conditioning and if Tenant shall require air conditioning at any time other than during Normal Business Hours, Landlord shall furnish the same for the area or areas specified in a written request of Tenant delivered to the Landlord and the superintendent of the Project before 3:00 p.m. of the business day preceding this extra usage, and for such service Tenant shall pay Landlord, as additional Rent within five
(5) days after receipt of a bill therefor, the actual cost of such service as reasonably determined by Master Landlord's engineer for the Buildings and if more than one tenant has requested and is furnished this service for the same hour(s), it is understood that the charge will be prorated if such proration is reasonably possible and practicable;

          (b) cold water (at the normal temperature of the supply of water to the Project) for lavatory and toilet purposes, refrigerated water for drinking purposes at the core area fountains, and hot water at a temperature ranging between 100 degrees and 120 degrees Fahrenheit (from the regular Project supply at prevailing temperatures) for core area restroom lavatory purposes, all of such water service to be supplied from the regular supply of water to the Buildings at points of supply provided for general use of tenants of the Buildings;

          (c) janitor and maid service to the Leased Premises on days other than Fridays, Saturdays, and Normal Business Holidays in accordance with the cleaning schedule attached hereto as Exhibit D and exterior, perimeter window washing at least semiannually and more often, if necessary in the reasonable judgment of the Master Landlord;

          (d) operator-less passenger elevators where applicable and provided for ingress and egress from the floor(s) on which the Leased Premises are located, provided that Master Landlord may reasonably limit the number of elevators to be in operation on Saturdays, Sundays and Normal Business Holidays, and freight elevator service in common with other tenants but only when scheduled through the managers of the Buildings;

          (e) Building standard core area rest room facilities;

          (f) electric lighting for all public areas and special service areas of the Buildings in the manner and to the extent deemed by Master Landlord to be Building Standard including replacement of Building Standard light bulbs and tubes;

          (g) All replacement lighting tubes (F34WW fluorescent Wattmiser) and bulbs (11 watt fluorescent flood light) for elevator lobbies required in Building Standard fixtures in the Leased Premises will be furnished and installed by Landlord at Landlord's expense.

          (h) Building standard smoke detection and alarm systems for the Buildings and all substitutions, additions and replacements of such systems; and

          (i) Building standard security to the Leased Premises, the Project, the Plaza and all parking facilities, which security may include limited access entry cards to the Buildings or parking facilities and security personnel in stationary locations or in mobile patrols.

Landlord hereby assigns to Tenant all of Landlord's rights under Paragraph 10 of the Master Lease to the extent necessary to require Master Landlord to furnish the above services to Tenant.

     10.  SERVICE INTERRUPTIONS.

          Landlord does not warrant that the services provided for in Paragraph 10 above will be free from any slow-down, interruption, or stoppage caused by the maintenance, repair, substitution, renewal, replacement, or improvement of any of the equipment involved in the furnishing of any such services or caused by changes of services, alterations, strikes, lock-outs, labor controversies, fuel shortages, accidents, acts of God, the elements, or any other cause beyond the reasonable control of Landlord or Master Landlord, and specifically no such slow-down, interruption, or stoppage of any such services shall ever be construed as an eviction, actual or constructive, of Tenant nor, except as otherwise provided below, shall same cause any abatement of the Rent payable hereunder or in any manner or for any purpose relieve Tenant from any of its obligations hereunder, and in no event shall Landlord or Master Landlord be liable for damage to persons or property, or in default hereunder, as a result of such slow-down, interruption, or stoppage. Landlord shall not be liable for any failure by Master Landlord to provide utilities or services to the Leased Premises. If (a) any service required to be provided by Master Landlord under Paragraph 10 is continuously interrupted due solely to causes within the exclusive control of Landlord or Master Landlord, (b) Tenant provides Landlord notice specifying the interrupted service(s) within 48 hours after the interruption commences, (c) the interruption continues for 5 business days after the date Landlord receives Tenant's notice, and (d) the Leased Premises are not reasonably usable by Tenant solely to the interruption, then, as

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

Tenant's sole and exclusive remedy for the interruption, the Minimum Rent abates starting on the 6th business day after the date Landlord receives Tenant's notice and continuing through the day before the date the services are restored.

     11.  ACCEPTANCE OF LEASED PREMISES AND BUILDING BY TENANT.

          With the exception of latent defects, including structural defects, the taking of possession of the Leased Premises by Tenant shall be conclusive evidence that Tenant: (i) accepts the Leased Premises as suitable for the purposes for which same are leased; and (ii) accepts the Leased Premises, the Building, the Land, and all related improvements and appurtenances and each and every part thereof as being in a good and satisfactory condition. Landlord shall not be liable, except in the event of gross negligence or willful misconduct, to Tenant or any of its agents, employees, licensees, servants, or invitees for any injury or damage to person or property due to the condition or design of, or any defect in, the Building or related improvements or their mechanical systems and equipment that may exist or occur, and Tenant, with respect to itself and its agents, employees, licensees, servants, and invitees hereby expressly assumes all risks of injury or damage to person or property, either proximate or remote, by reason of the condition or design of, or any defects in, the Leased Premises or the Building or the Land, or the related improvements or appurtenances.

     12.  ASSIGNMENT AND SUBLETTING.

          (a) Tenant may not sell, assign, transfer or hypothecate this Lease or any interest herein (either voluntarily or by operation of law) or sublet the Leased Premises or any part thereof without the prior written consent of Landlord which shall not be unreasonably withheld, except as hereinafter provided. If Tenant should desire to assign this Lease or sublet the Leased Premises (or any part thereof), Tenant shall give Landlord written notice at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease. Except with respect to an assignment or subletting permitted by subparagraph (c) of this Paragraph 13, Landlord shall then have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects either (i) to terminate this Lease as to the space so affected as of the date specified by Tenant in its notice, in which event Tenant, subject to the provisions of this Lease which expressly survive the termination hereof, shall be relieved of all further obligations hereunder as to such space; (ii) to permit Tenant to assign or sublet such space, subject, however, to the subsequent written approval of the proposed assignee or subtenant by Landlord; provided, however, that if the rental rate agreed upon between Tenant and its proposed subtenant under any proposed sublease of the Leased Premises (or any part thereof) is greater than the rental rate that Tenant must pay Landlord hereunder for that portion of the Leased Premises that is subject to such proposed sublease, or if any additional consideration shall be received by Tenant in connection with such proposed assignment or sublease (in addition to rental as provided in such proposed sublease), then such additional consideration, or, with respect to any excess rents, the Adjusted Gross Rent (hereinafter defined) as the case may be (or both) shall be retained by Tenant, or (iii) to reasonably refuse, in accordance with the provision set forth above in this subparagraph 13(a), to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Leased Premises. If Landlord should fail to notify Tenant in writing of such election

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

within such thirty (30) day period, Landlord shall be deemed to have elected option (ii) above. No assignment or subletting by Tenant under this Paragraph 13 shall relieve Tenant of Tenant's obligations under this Lease. Any attempted assignment or sublease by Tenant in violation of the terms and provisions of this Paragraph 13 shall be void. The term "Adjusted Gross Rent" shall mean the Gross Rent less the Base Amount. "Gross Rent" shall mean the minimum or base rent specified in the sublease. The "Base Amount" shall mean $16.25 per square foot.

          (b) For purposes of this Paragraph 13, if neither Advance Paradigm, Inc. nor any of its Affiliates is the Tenant hereunder and Tenant is a corporation, partnership, or other entity rather than a natural person, any transfer, whether in a single transaction or in a series of transactions (related or unrelated) of the controlling interest in such entity shall constitute an assignment of this lease. Notwithstanding any provision or agreement to the contrary, in no event shall the transfer of all or substantially all of the stock or assets of Tenant or any of its successors or assigns that becomes a tenant through merger, acquisition or any other business combination constitute an assignment or sublease under this Lease or require the consent of Landlord hereunder.

          (c) Tenant may, without the prior written consent of Landlord, sublet the Leased Premises or any part thereof to an Affiliate (hereinafter defined), or assign this Lease to an Affiliate or permit occupancy of any portion of the Leased Premises by an Affiliate. The term "Affiliate" shall mean (i) any corporation which, directly or indirectly, Controls (hereinafter defined) or is Controlled by, or is under common control with Tenant or (ii) any corporation not less than fifty percent (50%) of whose outstanding stock shall, at the time be owned directly or indirectly by Tenant or Tenant's parent corporation. For purposes of this subparagraph 13(c), "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities or by contract or otherwise.

          (d) At any time after the Commencement Date Landlord shall have the right to transfer assign, convey or sublet, in whole or in part, the Leased Premises and any and all of its rights under this Lease, and in the event Landlord transfers, assigns, or conveys its rights under this lease, Landlord shall thereby be released from any further obligations hereunder and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations so long as (i) any such successor in interest executes an agreement acceptable to Tenant stating that such successor has assumed all of the liabilities and obligations of its successor in interest under this Lease, and (ii) Landlord is not then in default under this Lease.

          (e) Any such sublease or assignment shall not become effective if an Event of Default by the Tenant granting such sublease or assignment has occurred and is continuing with respect to the payment of Minimum Rent, electricity costs or Tenant's Proportionate Share of Excess Operating Costs.

     13.  USE AND OCCUPANCY.

          Tenant agrees that the Leased Premises shall be used and occupied by Tenant only and then only as and for general business offices and uses incidental thereto (including but not limited to a shower room, which may be used by Tenant's officers, employees and guests, but not the general public), and for no other purpose, and Tenant agrees to use and maintain the Leased Premises (excluding for maintenance purposes all Building systems, structural elements, load bearing walls (but including paint or wall coverings on all walls), and core area restrooms] in a clean, careful, safe, and proper manner and to comply with all laws, ordinances, orders, rules, and regulations of all governmental bodies (state, federal, and municipal) applicable or having jurisdiction over Tenant, the Leased Premises, or the assets of Tenant (such laws, ordinances, orders, rules, decisions, and regulations being hereinafter called the "Applicable Laws"). Tenant shall not in any manner deface or injure the Building or the Land or any part thereof or overload the flouts of the Leased Premises. Tenant shall pay on demand for any damage to the Leased Premises or to any other part of the Building or the Land or related improvements or appurtenances caused by any negligence or willful act or any misuse or abuse (whether or not any such misuse or abuse results from negligence or willful act) by the Tenant or any of its agents, employees, licensees, or invitees or any other person (except Landlord, Master Landlord or any of their respective agents, employees, or contractors) not prohibited, expressly or impliedly, by Tenant from entering upon the Leased Premises. Tenant agrees not to use or allow or permit the Leased Premises to be used for any purpose prohibited by any Applicable Law, or by any restrictive covenants applicable to the Building and Land, or as a manned express mail pick up center for such delivery services as Airborne, Federal Express, or for the sale of bakery products for dessert items including cookies, fudge slices, bar type cookies and cakes, cupcakes and brownies, whether said product is sold packaged or unpackaged if such sales would constitute more than ten percent (10%) of Tenant's gross receipts, and Tenant agrees not to commit waste or suffer or permit waste to be committed or to allow or permit any nuisance on or in the Leased Premises. Tenant will not use the Leased Premises for lodging or sleeping purposes or for any immoral or illegal purposes. Tenant shall not at any time sell, purchase, or give away, or permit, except with Landlord's prior written approval, the sale, purchase, or gift of food in any form by or to any of Tenant's agents or employees or any other parties on the Leased Premises, excluding vending machines, in-house luncheons and other in-house functions where food is served. Tenant will conduct its business and occupy the Leased Premises and will control its agents, employees, licensees, and invitees in such a manner so as not to create any nuisance or interfere with, annoy, or disturb any of the other tenants in the Building or Master Landlord in its management of the Building and so as not to injure the reputation of the Building. Tenant shall not use the Leased Premises or allow or permit same to be used in any way or for any purpose that Landlord may deem to be extra hazardous on account of the possibility of fire or other casualty or which will increase the rate of fire or other insurance for the Building or its contents or in respect of the operation of the Building or which may render the Building uninsurable at normal rates by responsible insurance carriers authorized to do business in the State of Texas or which may render void or voidable any insurance on the Building and, in the event that there are increased insurance premiums because of Tenant's use of the Leased Premises, then, in addition to any other remedies Landlord may have hereunder, Tenant shall pay such increase to Landlord within five (5) days of being billed by Landlord therefor. Tenant shall not erect, place, or allow to be placed any sign, advertising matter, stand, booth, or showcase in or upon the doorsteps, vestibules, halls, corridors, doors, walls, windows, or pavement of the Building or the Land (except for lettering on the door or doors to the Leased Premises as allowed by the Rules and Regulations forming a part of this Lease) without the prior written consent of Landlord. It is agreed by Landlord and Tenant that no Rent for the use, occupancy or utilization of the Leased Premises shall be, or is, based in whole or in part on the net income or profits derived by any person from the Building or the Leased Premises, and Tenant further agrees that it will not enter into any sublease, license, concession or other agreement for any use, occupancy or utilization of the Leased Premises which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the premises so leased, used, occupied or utilized. Nothing in the foregoing sentence,, however,, shall be construed as permitting or constituting Landlord's approval of any sublease, license, concession, or other use, occupancy, or utilization agreement not otherwise approved by Landlord in accordance with the provisions of Paragraph 13 hereof.

     14.  ALTERATIONS AND ADDITIONS BY TENANT.

          Tenant shall not make or allow to be made any alterations, improvements, or additions in or to the Leased Premises without first obtaining the written consent of Landlord. Landlord may not unreasonably withhold or delay its consent for non-structural interior alterations, improvements, or additions to the Leased Premises that do not, as determined by Master Landlord in its sole discretion, affect any structural element of the Building, any of the Building operating systems (including branches serving specified tenants), or the Buildings' appearance. All alterations, additions, and improvements made to or fixtures or other improvements placed in or upon the Leased Premises, whether temporary or permanent in character, by either party (except only Tenant's movable trade fixtures, office furniture and equipment) shall be deemed a part of the Building and the property of the Landlord at the time same are placed in or upon the Leased Premises, without compensation to Tenant. Alterations, improvements, and additions in and to the Leased Premises requested by Tenant shall be in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord. Such work shall be performed at Tenant's expense and accomplished either by Master Landlord or by contractors and subcontractors approved in writing by Master Landlord. If such work is not performed by Master Landlord, then all work performed by other contractors and subcontractors shall be subject to the following conditions;

                  (a) A certificate of insurance for each contractor and subcontractor must be submitted to the Landlord and Master Landlord for approval prior to commencement of construction.

                  (b) Tenant shall ensure that all workers will be cooperative with Building personnel and comply with all Building rules and regulations.

                  (c) All construction shall be done in a good and workmanlike manner and shall be subject to approval by Master Landlord in its sole discretion upon completion.

                  (d) Lien releases from each contractor and subcontractor must be submitted to the Landlord within five (5) days after completion.

          All alterations and improvements shall comply with all Applicable Laws, including without limitation, all applicable environmental laws and the Americans With Disabilities Act of 1990 (the "ADA"). Further, should Tenant's use of the Leased Premises cause

Landlord or Master Landlord to make any alterations or improvements to the Building (excluding core area restrooms) in order to comply or cause the Building to comply with the provisions of the ADA, Tenant shall reimburse Landlord and Master Landlord for the cost of any such alterations or improvements upon demand.

     15.  REPAIR AND MAINTENANCE BY TENANT.

          Tenant shall keep the Leased Premises (excluding all Building systems, structural elements, load bearing walls (but including paint or wall coverings on all walls), and core area restrooms] including all fixtures installed by Tenant in good and tenantable condition and shall promptly make all necessary nonstructural repairs and replacements thereto except those caused by fire or other casualty covered by insurance on the Building under policies naming Master Landlord as the insured, all at Tenant's sole expense, under the supervision and with the approval of Landlord. Said repairs and replacements shall be equal in quality and class to the original work. Without diminishing such obligation of Tenant, if Tenant fails to make such repairs and replacements within fifteen
(15) days after the occurrence of the damage or injury, Landlord may at its option make such repairs and replacements and Tenant shall pay Landlord the cost thereof as additional Rent hereunder upon demand, plus eighteen percent (18%) per annum interest from demand until payment. In addition, Tenant shall pay the cost of repair and replacement due to damage or injury done to the Building (other than the Leased Premises) or the Land or any part thereof by Tenant or Tenant's agents, employees, or invitees. Such amount shall be paid by Tenant to Landlord as additional Rent hereunder upon demand, plus eighteen percent (18%) per annum interest from demand until payment. In the event that Tenant requests Landlord to perform any maintenance or repairs to the Leased Premises, over and above any of the services required to be performed by Landlord pursuant to Paragraph 10, Tenant shall pay the actual cost thereof, plus an administrative fee equal to 10% of the actual cost thereof, to Landlord within five (5) business days after demand for same. Landlord hereby assigns to Tenant all of Landlord's rights relating to Master Landlord's maintenance obligation of the Leased Premises as set forth in the Master Lease. Landlord shall have no obligation to Tenant regarding maintenance of the Leased Premises.

     16.  MECHANICS' LIENS.

          Tenant will not permit any mechanic's or materialman's lien or liens to be placed upon the Leased Premises or improvements thereon or the Land or the Building during the Lease Term caused by or resulting from any work performed, materials furnished, or obligation incurred by or at the request of Tenant and nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer, or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration, or repair of or to the Leased Premises or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic's, materialman's or other liens against the interest of Landlord in the Leased Premises. In the case of the filing of any lien on the interest of Landlord or Tenant in the Leased Premises, Tenant shall cause the same to be discharged of record within twenty
(20) days after the filing of same. If Tenant shall fail to discharge such lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or bonding. Any amount paid by Landlord for any of the aforesaid purposes, or for the satisfaction of any other lien, not caused or claimed to be caused by Landlord, and all reasonable legal and other expenses of Landlord, including reasonable counsel fees, in defending any such action or in or about procuring the discharge of such lien, with all necessary disbursements in connection therewith, with interest thereon at the rate of eighteen percent (18%) per annum from the date of payment shall be paid by Tenant to Landlord on demand.

     17.  Limitations on Liability of Landlord; Waiver; Indemnification by
Landlord

          (a) Neither the Master Landlord nor Landlord shall be liable to Tenant or to Tenant's agents, contractors, subcontractors, employees, licensees, servants, and invitees (collectively, the "Tenant Party") or any other person, and Tenant waives any liability of Landlord, for:

              (1) any injury or damage to person or property due to the condition or design of, or any defect in, the Project that exists now or occurs in the future;

              (2) any injury or damage to person or property due to the Project or related improvements or appurtenances being out of repair, or defects in or failure of pipes or wiring, or backing up of drains, or the bursting or leaking of pipes, faucets and plumbing fixtures, or gas, water, steam, electricity, or oil leaking, escaping or flowing into the Leased Premises;

              (3) any loss or damage to property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, insurrection, war, court order, requisition, order of governmental authority and any other cause beyond the control of Landlord or Master Landlord;

              unless caused by the gross negligence or intentional torts of Landlord or Master Landlord, or their respective agents, employees or contracts ("Landlord's Acts").

          (b) Landlord shall indemnify, defend and hold Tenant harmless from all death, bodily injury, loss, claims or damage to any person or property (other than Insurable Claims (defined below) to Tenant's property) caused by any breach of Landlord of any express representation or warranty by Landlord in this Lease, the failure of Landlord to comply with its obligations under this Lease, or Landlord's Acts, except to the extent caused by Tenant's Acts (defined below). If death, bodily injury, loss, claims or damage to any person or property (other than Insurable Claims to Tenant's property) is caused by Landlord's Acts and Tenant's Acts jointly, Landlord's indemnity in this subparagraph is in proportion to its allocable share of the joint negligence or intentional tort.

          (c) Notwithstanding the foregoing or anything else to the contrary contained in this Lease, the liability of Landlord to any Tenant Party for any default or indemnity by landlord under this Lease is limited to the interest of Landlord in the Project. Neither Landlord nor any partner, employee, agent, director or officer of Landlord has any personal liability for any amounts payable or obligations performable by Landlord under this Lease.

     18.  Tenant's Indemnification of Landlord.

          (a) Tenant shall indemnify, defend and hold Landlord harmless from all death, bodily injury, loss, claims or damage to any person or property (other than Insurable claims to Landlord's property) caused by any breach of Tenant of any express representation or warranty by Tenant in this Lease, the failure of Tenant to comply with its obligations under this Lease, or the negligence or intentional tort of any Tenant Party ("Tenant Acts") except to the extent caused by Landlord's Acts. If death, bodily injury, loss, claims or damage to any person or property (other than Insurable Claims to Landlord's property) is caused by Landlord's Acts and Tenant's Acts jointly, Tenant's indemnity in this subparagraph is in proportion to its allocable share of the joint negligence or intentional tort.

          (b) The term "Insurable Claim" means a claim that can be covered by the standard form of "broad form" property (casualty) policies, with Vandalism and Malicious Mischief Endorsements, as promulgated by the Texas State Board of Insurance (without regard to the purchase of any policy).

          (c) Tenant, for itself and all other Tenant Parties, assumes all risks of injury or damage to person or property, either proximate or remote, by reason of the condition or design of, or any defects (excluding latent defects, including structural defects) in, the Leased Premises and the Project.

          (d) All personal property of Tenant Parties in the Leased Premises is at the sole risk of Tenant.

          (e) The provisions of this Paragraph shall survive the expiration or earlier termination of this Lease.

     19.  Tenant's Insurance.

          Tenant shall, at its sole cost and expense, procure and maintain through the term of this Lease a policy or policies of insurance insuring Tenant against any and all liability for injury to or death of a person or persons and for damage to or destruction of property occasioned by or arising out of or in connection with the use or occupancy of the Leased Premises or by the condition of the Leased Premises (including the contractual liability of Tenant to indemnify Landlord contained herein) with a combined single limit of $1,000,000.00 for bodily injury and/or property damages, or with such other limits as may be required by Landlord, and to be written by an insurance company or companies satisfactory to Landlord and licensed to do business in the State of Texas with Landlord named as an additional insured. If Tenant has an umbrella or excess policy, Tenant will name Master Landlord, Landlord and Master Landlord's manager, as additional named insureds on all layers of umbrella or excess policies. Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days prior to cancellation of such insurance. Such policies or duly executed certificates of insurance relating thereto shall be promptly delivered to Landlord within five
(5)
days after the execution of this Lease and renewals thereof as required shall be delivered to Landlord at least fifteen (15) days prior to the expiration of the respective policy terms. In addition to all other remedies Landlord may have under this Lease, if Tenant fails to comply with the foregoing requirements relating to insurance, Landlord may obtain such insurance and Tenant shall pay as additional Rent to Landlord on demand the premium cost thereof plus interest at the rate of eighteen percent (18%) per annum from the date of payment by Landlord until repaid by Tenant.

     20.  LANDLORD'S INSURANCE.

          Landlord agrees to cause Master Landlord to carry during the term hereof, public liability insurance providing limits of liability of not less than One Million Dollars ($1,000,000.00) for personal injury or death arising out of any one occurrence. Landlord also agrees to cause Master Landlord to carry, during the term hereof, insurance for fire, extended coverage, vandalism and malicious mischief, insuring the Building, including the Leased Premises and all appurtenances thereto for the full insurable value thereof, such insurance coverage to exclude Tenant's merchandise, trade fixtures, furnishings, equipment, personal property, and any alterations or additions made and paid for by Tenant, unless Landlord or Master Landlord elects otherwise. Such policies or duly executed certificates of insurance relating thereto shall be promptly delivered to Tenant within five (5) days after the execution of this Lease and renewals thereof as required shall be delivered to Tenant at least fifteen (15) days prior to the expiration of the respective policy terms. In addition to all other remedies Tenant may have under this lease, if Landlord fails to comply with the foregoing requirements relating to insurance, Tenant may obtain such insurance and Landlord shall pay to Tenant on demand the premium costs thereof plus interest at the rate of eighteen percent (18%) per annum from the date of payment by Tenant until repaid by Landlord.

     21.  CERTAIN RIGHTS RESERVED BY LANDLORD.

          So long as this Lease is in full force and effect, Master Landlord and Landlord shall have the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, persons, or business and without effecting an eviction, constructive or actual, or disturbance of Tenant-Is use or possession or giving rise to any claim for setoff or abatement of Rent:

          (a) To change the Building's name or street address.

          (b) To install, affix, and maintain any and all signs on the exterior and interior of the Building.

          (c) To designate and approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators, and similar equipment, and to control all internal lighting that may be visible from the exterior of the Building.

          (d) To designate, restrict, and control all sources within the Building from which Tenant may obtain ice, drinking water, towels, toilet supplies, catering, food and beverages, or like or other services on the Leased Premises.

          (e) To enter upon the Leased Premises at reasonable hours to inspect same or clean or make repairs or alterations (but without any obligation to do so, except as expressly provided for herein) or to show the Leased Premises to prospective lenders or purchasers, and, during the last twelve (12) months of the Lease Term, to show the Leased Premises to prospective tenants at reasonable hours and, if the Leased Premises are vacant, to prepare same for re-occupancy.

          (f) To retain at all times, and to use in appropriate instances, keys to all doors within and into the Lease Premises. No locks shall be changed or added without the prior written consent of Landlord.

          (g) To decorate and to make repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building or any part thereof, and for such purposes to enter upon the Leased Premises and, during the continuance of any of said work, to temporarily close doors, entryways, public space, and corridors in the Building to interrupt or temporarily suspend Building services and facilities and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Building, all without abatement of Rent or affecting any of Tenant's obligations hereunder, so long as the Leased Premises are reasonably accessible.

          (h) To have and retain a paramount title to the Leased Premises free and clear of any act of Tenant purporting to burden or encumber them.

          (i) To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein.

          (j) To approve the weight, size, and location of safes and other heavy equipment and articles in and about the Leased Premises and the Building and to require all such items and furniture and similar items to be moved into and out of the Building and Leased Premises only at such times and in such manner as Landlord shall direct in writing. Movements of Tenant's property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant and Landlord reserves the right to require permits before allowing such property to be moved into or out of the Building.

          (k) To have access for Landlord and other tenants of the Building to any mail chutes or other depositories located on the Leased Premises according to the rules of the United States Postal Service.

          (1) To take all such reasonable measures for the security of the Building and its occupants, including without limitation, the search of all persons entering or leaving the Building, the evacuation of the Building for cause, suspected cause, or for drill purposes, the temporary denial of access to the Building, and the closing of the Building after regular working hours, i.e., 7:30 a.m. to 6:00 p.m. on business days and on Saturdays, Sundays, and legal holidays, subject, however, to Tenant's right to admittance when the Building is closed after regular working hours under such reasonable regulations as may be prescribed from time to time which may include by way of example but not of limitation, that persons entering or leaving the Building, whether or not during regular working hours, identify themselves to a security officer by registration or otherwise and that said persons establish their right to enter or leave the Building.

     22.  FIRE OR OTHER CASUALTY.

          If the Leased Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall, in Master Landlord's sale opinion, be required (whether or not the Leased Premises shall have been damaged by such fire or other casualty) or in the event any mortgagee under a mortgage or deed of trust covering the Building should require that the insurance proceeds payable as a result of said fire or other casualty be used to retire the mortgage debt, Landlord may, at its option, terminate this Lease and the term and estate hereby granted by notifying Tenant in writing of such termination within seventy (70) days after the date of such damage, in which event the Rent hereunder shall be abated as of the date of such damage. Landlord hereby assigns to Tenant all of Landlord's rights pursuant to Paragraph 23 of the Master Lease to have Master Landlord repair all or any portion of the Leased Premises and any part of the Building and/or Common Area that are so damaged by any casualty as to render all or a portion of the Leased Premises unusable. Such repair rights of Tenant shall be subject-to the limitations of Paragraph 23 of the Master Lease. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof; except that during the time and to the extent that the Leased Premises are unfit for occupancy, there shall be a fair diminution of Rent. If the damages are caused by the negligence of Tenant, its agents, servants, employees, contractors, patrons, guests, licensees, or invitees there will be no abatement of Rent and Tenant will be liable for any damages in excess of the amount paid by insurance proceeds received by Landlord. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Leased Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

     23.  CONDEMNATION.

          If the whole or substantially the whole of the Building and Land or of the Leased Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or should be sold to the condemning authority in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building and Land or the Leased Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Building and Land or the Leased Premises is thus taken or sold, Landlord (whether or not the Leased Premises are affected thereby) may terminate this Lease by giving written notice thereof to Tenant within sixty (60) days after the right of election accrues, in which event this Lease shall terminate as of the date when physical possession of such portion of the Building and Land or Leased Premises is taken by the condemning authority. If upon any such taking or sale of less than the whole or substantially the whole of the Building and Land or the Leased Premises this Lease shall not be thus terminated, the Rent payable hereunder shall be diminished by an amount representing that part of said Rent as shall properly be allocable to the portion of the Leased Premises which was so taken or sold. Landlord hereby assigns to Tenant all of Landlord's rights pursuant to Paragraph 24 of the Master Lease to have Master Landlord repair or restore all or any part of the Leased Premises in any part of the Building and/or the Common Area that are damaged by any such condemnation. Landlord shall be entitled to receive all of the compensation awarded upon a taking of any part or all of the Building and Land or the Leased Premises including any award for the value of unexpired term of this Lease and Tenant shall not be entitled to and expressly waives all claim to any such compensation; provided, however, Tenant shall be entitled to receive an award for damages to Tenant's leasehold improvements.

         24.      TAXES ON TENANT'S PROPERTY.

                  Tenant shall be liable for all taxes levied or assessed against personal property, furniture, fixtures, or other improvements placed by Tenant in the Leased Premises, but specifically excluding Tenant Improvements (hereinafter defined) paid for by Landlord. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord is required to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture, fixtures, or other improvements placed by Tenant in the Leased Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is liable hereunder.

         25.      WAIVER OF SUBROGATION.

                  Notwithstanding anything to the contrary contained in this Lease, each party hereto hereby waives any and every claim which arises or may arise in its favor and against the other patty hereto, or anyone claiming through or under them, by way of subrogation or otherwise, during the Lease Term or any extension or renewal thereof for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom said other party may be responsible), which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recovered under said insurance policies. Said waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto hereby agrees immediately to give each insurance company which has issued to it policies of fire and extended coverage insurance written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers.

         26.      SURRENDER UPON TERMINATION OR EXPIRATION.

At the expiration of the Lease Term or any termination of this Lease, Tenant shall at once surrender possession of the Leased Premises and deliver the Leased Premises to Landlord in as good repair and condition as at the commencement of Tenant's occupancy, reasonable wear and tear and damages or destruction by fire or other insured casualty excepted, and shall deliver to Landlord all keys to the Leased Premises, and, if such possession is not immediately surrendered, Landlord may forthwith enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying said premises, or any part thereof, by force, if necessary, without having any civil or criminal liability therefor. All alterations, additions, or improvements (except Tenant's trade fixtures, movable office furniture and equipment), made in or upon the Leased Premises, either by Landlord or Tenant, shall be Landlord's property on termination of this Lease or expiration of the Lease Term and shall remain on the Leased Premises without compensation to Tenant. All furniture, movable trade fixtures, and equipment installed by Tenant may be removed by Tenant at the termination of this Lease or the expiration of the Lease Term. All such removals shall be accomplished in a good workmanlike manner so as not to damage the Leased Premises or the primary structure or structural qualities of the Building or the plumbing, electrical lines, and other utilities serving the Leased Premises or the Building. Tenant, or Landlord at Tenant's expense, shall repair any damage to the Leased Premises, the Building, and Land caused by any such removal. All furniture, movable trade fixtures and equipment installed by Tenant not removed within fifteen (15) days after such termination or expiration shall thereupon be conclusively presumed to have been abandoned by Tenant and Landlord may, at its option, take over the possession of such property and either (i) declare same to be the property of Landlord by written notice thereof to Tenant or (ii) at the sole risk, cost, and expense of Tenant remove the same or any part thereof in any manner that Landlord shall choose and store the same without incurring liability to Tenant or any other person.

         27.      EVENTS OF DEFAULT.

         The following events shall be deemed to be events of default ("Events of Default") by Tenant under this Lease:

                           (a) Tenant shall fail to pay any Rent and such
failure shall continue for a period of five (5) business days.

                           (b) Tenant shall fail to comply with any term,
provision, or covenant of this Lease, other than the payment of Rent, and shall not cure such failure within thirty (30) days after delivery to Tenant of written notice of the occurrence of such failure; provided, if the failure is of a nature that it cannot, with due diligence, be cured within thirty (30) days, it is not an Event of Default if Tenant begins to cure the failure within 30 days and diligently pursues the cure to completion within sixty (60) days;

                           (c) Tenant shall become insolvent, or shall make a
transfer in fraud of creditors, or shall commit any act of bankruptcy or shall make an assignment for the benefit of creditors, or Tenant shall admit in writing its inability to pay its-debts as they become due.

                           (d) Tenant shall file a petition under any section or
chapter of the Bankruptcy Code of the United States, as amended, or under any similar law or statute of the

United States or any state thereof, or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder; or a petition or answer proposing the adjudication of Tenant as a bankrupt or its reorganization under any present or future federal or state bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged or denied within one hundred twenty (120) days after the filing thereof.

                           (e) A receiver or trustee shall be appointed for all
or substantially all of the assets of Tenant or of the Leased Premises or of any of Tenant's property located thereon in any proceeding brought by Tenant, or any such receiver or trustee shall be appointed in any proceeding brought against Tenant and shall not be discharged within one hundred twenty (120) days after such appointment or Tenant shall consent to or acquiesce in such appointment.

                           (f) Tenant, if a natural person, shall die or become
incapacitated, or if Tenant is not a natural person, Tenant shall dissolve or cease to exist.

                           (g) The leasehold estate hereunder shall be taken on
execution or other process of law in any action against Tenant.

                           (h) Tenant vacates without paying Rent any
substantial portion of the Leased Premises for a period of time in excess of five (5) days without written permission of Landlord.

         28.      LANDLORD'S REMEDIES.

                  If an Event of Default shall have occurred, Landlord shall have the right at its election, then or any time thereafter while such Event of Default shall continue, to pursue any one or more of the following remedies:

                           (a) Terminate this Lease by giving notice thereof to
Tenant, in which event Tenant shall immediately surrender the Leased Premises to Landlord and if Tenant fails so to do, Landlord may without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying said premises, or any part thereof, without being liable for prosecution or any claim of damages therefor and Tenant hereby agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Legal Premises on satisfactory terms or otherwise, it being understood and agreed by Tenant that Landlord shall have no obligation or duty to relet the Leased Premises, specifically including but not limited to (1) all reasonable expenses necessary to relet the Leased Premises which shall include the cost of renovating, repairing, and altering the Leased Premises for a new tenant or tenants, advertisements and brokerage fees; and (2) any increase in insurance premiums caused by the vacancy of the Leased Premises. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

                           (b) Enter upon and take possession of the Leased
Premises and expel or remove Tenant or any other person who may be occupying said premises, or any part thereof, without having any civil or criminal liability therefor and without terminating this Lease. Landlord may (but shall be under no obligation to) relet the Leased Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant for such term or terms (,which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) and for such uses as Landlord in its absolute discretion may determine and Landlord may collect and receive any rents payable by reason of such reletting; and Tenant agrees to pay Landlord on demand all reasonable expenses necessary to relet the Leased Premises which shall include the cost of renovating, repairing, and altering the Leased Premises for a new tenant or tenants, advertisements and brokerage fees, and Tenant further agrees to pay Landlord on demand any deficiency that may arise by reason of such reletting. Landlord shall not be responsible or liable for any failure to relet the Leased Premises or any part thereof or for any failure to collect any Rent due upon any such reletting. No such reentry or taking of possession of the Leased Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant pursuant to subparagraph above.

                           (c) Enter upon the Leased Premises without having any
civil or criminal liability therefor, and do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus affecting compliance with Tenant's obligations under this Lease together with interest at the rate of eighteen percent (18%) per annum, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

                           (d) Landlord may, without further notice of any kind
to Tenant, interrupt or cause the interruption of any utility service serving the Leased Premises, remove, alter, or change any door, window, attic hatchway cover to the Leased Premises, or any lock, latch, hinge, hinge pin, doorknob, or other mechanism connected to any door, window, or attic hatchway cover to the Leased Premises, and intentionally prevent Tenant from entering the Leased Premises without resort to judicial process. Landlord shall be under no obligation to restore any such door, window, or attic hatchway cover or any lock, latch, hinge, hinge pin, doorknob, or other mechanism attached thereto or to deliver or make available to Tenant any key to any such door, window, or attic hatchway cover unless and until Tenant fully cures all Events of Default then existing under this Lease.

                  No repossession or reentering on the Leased Premises or any part thereof pursuant to this Lease and no reletting of the Leased Premises or any part thereof pursuant to subparagraph shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such repossession or reentering. In the event of any such repossession or re-entering on the Leased Premises or any part thereof by reason of the occurrence of an Event of Default, Tenant will pay to Landlord the Rent required to be paid by Tenant. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions, or provisions of this Lease, or to a decree compelling performance of any of the other covenants, agreements, conditions, or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.

                  If Tenant shall be in default under this Lease such that a default by Landlord under the Master Lease is also created, then notwithstanding the notice and cure provisions set forth in this Lease, the time in which Tenant shall be required to cure any such default of Tenant shall be the lesser of (i) any such time periods established by this Lease or (ii) the time remaining under the terms of the Master Lease for Landlord to cure after Master Landlord has given notice of such default to Landlord. Landlord shall provide to Tenant a copy of any such notice of default from Master Landlord within one (1) business day after Landlord's receipt of such notice.

         29.      NO IMPLIED WAIVER.

                  The failure of Landlord or Tenant to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power, or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. The waiver of or redress for any violation of any term, covenant, agreement, or condition contained in this Lease or contained in the Rules and Regulations attached to and forming a part of this Lease shall not prevent a subsequent act, which would have originally constituted a violation from having all the force and effect of an original violation. No express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. A receipt by Landlord of any Rent with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.

         30.      WAIVER BY TENANT.

                  Tenant hereby waives and surrenders for itself and all claiming by, through, and under it, including creditors of all kinds, any rights, privileges, and liens set out under Section 91.004 of the Texas Property Code (as amended) and hereby exempts Landlord from any liability or duty thereunder.

         31.      ATTORNEYS' FEES AND LEGAL EXPENSES.

                  In the event of litigation concerning the interpretation or enforcement of this Lease, the prevailing party shall be entitled to recover from the losing party its attorneys' fees, court costs, and expenses, whether at the trial or appellate level.

         32.      SUBORDINATION.

                  At the option of Master Landlord's first mortgagee, this Lease and all rights of Tenant hereunder shall be subject and subordinate (i) to any first mortgage or first deed of trust, blanket or otherwise, which does now or may hereafter affect the Building (and which may also affect other property and (ii) to any and all increases, renewals, modifications, consolidations, replacements, and extensions of any such mortgage or deed of trust. If Master Landlord's first mortgagee elects to make this Lease subordinate, Landlord and Tenant shall, however, upon demand at any time or times execute, acknowledge, and deliver to each other, or to Master Landlord's first mortgagee, a Subordination, Non-Disturbance and Attornment Agreement, substantially in the form of Exhibit G. In the event Tenant shall fail or neglect to execute, acknowledge, and deliver any such subordination agreement or certificate, Landlord, in addition to any other remedies it may have, as the agent and attorney in fact of Tenant, execute, acknowledge, and deliver the same and Tenant hereby irrevocably nominates, constitutes and appoints Landlord as Tenant's proper and legal agent and attorney in fact for such purposes. Such power of attorney shall not terminate on disability of the principal. Tenant covenants and agrees, in the event any proceedings are brought for the foreclosure of any such mortgage or if the Building be sold pursuant to any such deed of trust, to attorn to the purchaser upon any such foreclosure sale or trustee's sale if so requested by such purchaser and to recognize such purchaser as the Landlord under this Lease. Tenant agrees to execute, acknowledge and deliver at any time and from time to time, upon the request of Landlord or any holder(s) of any of the indebtedness or other obligations secured by any of the mortgages or deeds of trust referred to in this paragraph any instrument at certificate which, in the sole judgment of Landlord or of such holder(s), may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment. Tenant hereby irrevocably appoints Landlord and the holder(s) of the indebtedness or other obligations secured by the aforesaid mortgages and/or deeds of trust jointly and severally the agent and attorney in fact of Tenant to execute and deliver for and on behalf of Tenant any such instrument or certificate. Such power of attorney shall not terminate on disability of the principal. Tenant further waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligation of Tenant hereunder in the event any such foreclosure proceeding is brought or trustee's sale occurs and agrees that this Lease shall not be affected in any way whatsoever by any such foreclosure proceeding or trustee's sale unless the holder(s) of the indebtedness or other obligations secured by said mortgages and/or deeds of trust shall declare otherwise. This Lease and all rights of Tenant hereunder are further subject and subordinate, to the extent that the same relate to the Leased Premises, to all Applicable Laws and to all liens, leases, restrictions, easements, and encumbrances to the extent same are valid, subsisting, and recorded in the Real Property Records of Dallas County, Texas.

         33.      QUIET ENJOYMENT.

                  Provided Tenant pays the Rent payable hereunder as and when due and payable and keeps and fulfills all of the terms, covenants, agreements, and conditions to be performed by Tenant hereunder, Tenant shall at all times during the Lease Term peaceably and quietly enjoy the Leased Premises without any disturbance from Landlord or from any other person claiming by, through, or under Landlord, subject to the terms, provisions, covenants, agreements, and conditions of this Lease and to the deeds of trust, mortgages, ground leases, ordinances, leases, utility easements, and agreements to which this Lease is subject and subordinate, as hereinabove set forth. Notwithstanding any of the provisions of this Paragraph, Landlord shall not be responsible for and shall not be liable to Tenant for any damages due to any interference with Tenant's quiet enjoyment of the Leased Premises due to any default under the Master Lease unless and to the extent that such default is caused by Landlord.

         34.      NOTICE DUE TO LANDLORD.

                  In the event of any act or omission by Landlord which would give Tenant the right to damages from Landlord or the right to terminate this Lease by reason of a constructive or actual eviction from all or part of the Leased Premises or otherwise, Tenant shall not sue for such damages or exercise any such right to terminate until (i) it shall have given written notice of such act or omission to Landlord and (ii) a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice, during which time Landlord, its agents, employees or its mortgagee shall be entitled to enter upon the Leased Premises and do therein whatever may be necessary to remedy such act of omission. During the period after the giving of such notice and during the remedying of such act or omission, the Rent payable by Tenant for such period as provided in this Lease shall be abated and apportioned only to the extent that any part of the Leased Premises shall be untenantable.

         35.      HOLDING OVER BY TENANT.

                  Should Tenant or any of its successors in interest continue to hold the Leased Premises after the termination or expiration of this Lease, such holding over shall constitute and be construed as a tenancy from month to month only, at a monthly rental equal to 150% of the amount of the monthly installments of Minimum Rent at the time of such termination or expiration, plus the payment of all other Rent payable hereunder at the time of such termination or expiration. During such time as Tenant shall continue to hold the Leased Premises after the termination or expiration hereof, Tenant shall be regarded as a tenant from month to month; subject, however, to all of the terms, provisions, covenants, and agreements on the part of Tenant hereunder. No payments of money by Tenant to Landlord after the termination or expiration of this Lease shall reinstate, continue, or extend the term of this Lease and no extension of this Lease after the termination or expiration thereof shall be valid unless and until the same shall be reduced to writing and signed by both Landlord and Tenant. Nothing in this paragraph should be construed as giving Tenant the right to hold over beyond the Expiration Date nor preclude Landlord from having the right to dispossess or otherwise terminate Tenant's right of possession. Any month-to-month tenancy is terminable upon notice from Landlord.

         36.      RULES AND REGULATIONS.

                  Tenant and Tenant's agents, employees, and invitees will comply with all requirements of the Rules and Regulations (as changed from time to time as hereinafter provided) which are attached hereto as Exhibit E and made a part hereof as though fully set out herein. Master Landlord shall at all times have the right to change such Rules and Regulations or to promulgate other Rules and Regulations in such reasonable manner as may be deemed advisable for the safety, care, or cleanliness of the Building and related facilities or premises, and for preservation of good order therein; provided, no new Rules and Regulations may unreasonably and materially, adversely interfere with Tenant's use of the Leased Premises or require Tenant to pay additional Rent. No changes shall become effective and a part of this Lease until a copy thereof shall have been delivered to Tenant. Tenant shall further be responsible for the compliance with such Rules and Regulations by the employees, servants, agents, visitors, and invitees of Tenant. Landlord shall use its best efforts to secure compliance by all tenants and other persons with the Rules and Regulations from time to time in effect, but shall not be responsible to Tenant for failure of any person to comply with such Rules and Regulations.

         37.      ESTOPPEL CERTIFICATE.

                  Tenant will, at any time and from time to time, upon not less than twenty (20) days' prior request by Landlord, execute, acknowledge, and deliver to Landlord a statement in writing executed by Tenant certifying that this Lease is the entire agreement between the parties and is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modifications) and the dates to which the Rent has been paid, that the Tenant has unconditionally accepted the Leased Premises, and either stating that to the knowledge of the signer of such certificate no default exists hereunder or specifying each such default of which the signer may have knowledge; it being intended that any such statement by Tenant may be relied upon by any prospective purchaser or mortgagee of the Building.

         38.      NOTICES.

                  Each provision of this Lease, or of any applicable governmental laws, ordinances, regulations, and other requirements with reference to the sending, mailing, or delivery of any notice or with reference to the making of any payment by Tenant to Landlord, shall be deemed to be complied with when and if the following steps are taken:

                           (a) All Rent and other payments required to be made
by Tenant to Landlord hereunder shall be payable to Landlord in Dallas County, Texas at the address set forth in the Basic Lease Provisions, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

                           (b) Any notice or document required to be delivered
hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States mail, postage paid, certified or registered mail, return receipt requested, addressed to the parties hereto at the respective addresses set out opposite their names in the Basic Lease Provisions, or at such other address as they have theretofore specified by written notice.

         39.      ROOF COMMUNICATION ACCESS AND OTHER RIGHTS.

                  Tenant shall have the right to use the then currently available portions of the Central Tower Building roof, pipe chase space and conduits as needed for Tenant's telecommunications equipment (including but not limited to satellite dish, microwave dish and antenna), cabling and fiber optics, supplemental HVAC equipment, and other such facilities, at no additional cost other than Tenant's expenditures for installation, repair, operation and maintenance. Such access rights shall be coterminous with the Lease Term. All such facilities must be limited to an area designated by Landlord and must be installed in compliance with all architectural guidelines for the Project and all Applicable Laws. Tenant shall pay all costs of removal of such facilities upon the expiration or earlier termination of this Lease and shall also pay for any repairs of roof penetrations caused by the installation of such facilities. Specifications for such equipment including installation and location shall meet Sublessor's reasonable approval.

         40.      REPRESENTATIONS AND WARRANTIES OF LANDLORD.

                  Landlord hereby warrants and represents the following:

                  Landlord is the current Tenant under that certain Office Space Lease (the "Master Lease") dated as of October 4, 1993, by and between T-Las Colinas Towers Corp., a Delaware corporation, as the landlord and the Landlord as the Tenant, as the same may now be hereinafter be amended, pursuant to which Master Landlord leased the Master Premises to Landlord. The Leased Premises is a part of the Master Premises. without the prior written consent of Tenant, which consent shall not be unreasonably withheld, Landlord shall not amend or modify the Master Lease in a manner which adversely affects Tenant.

                  (a) Landlord is duly authorized to execute and to enter into this Lease and this Lease is a legal, binding, and valid obligation of Landlord, enforceable in accordance with its terms.

                  (b) The execution and delivery of this Lease by Landlord will not conflict with or cause a default by Landlord under any laws, rules, regulations or court orders of any governmental authority, the Master Lease or any agreement or prior lease to which Landlord is a party or by which any of its assets are bound, nor will this Lease create any conflict with the rights of any other tenant in the Project.

                  (c) There is no default by Landlord under the Master Lease, and to Landlord's knowledge, no default thereunder by Master Landlord.

                  (d) With respect to environmental matters, Landlord has no knowledge that:

                           (i) The Leased Premises are not in compliance with
all Environmental Requirements, or that there are any Hazardous Materials (hereinafter defined) on, under, or in the Project or the Leased Premises in amounts or concentrations that require investigation or remedial or removal action.

                           (ii) The Leased Premises contain any asbestos,
whether friable or not.

                           (iii) Landlord or any officer or employee thereof has
received any
notice or other communication concerning (A) any violation or alleged or probable violation of Environmental Requirements, whether or not corrected to the satisfaction of the appropriate authority or (B) any alleged liability for environmental damages in connection with any portion of the Leased Premises. Any writ, injunction, decree, order or judgment relating to the foregoing is outstanding. There is any lawsuit, claim, proceeding, citation, directive, summons or investigation, pending or threatened, relating to any alleged violation of any applicable Environmental Requirements or the suspected presence of any Hazardous Materials at the Leased Premises.

                           (iv) For the purposes of this Lease, the term
"Hazardous Materials" shall mean any substance: (A) the presence of which requires investigation or remediation under any applicable federal, state or local statute, regulation, or ordinance concerning environmental matters; (B) that is or becomes defined as a hazardous waste or hazardous substance under any applicable federal, state, or local statute, regulation or ordinance concerning environmental matters; or (C) that contains PCBs in excess of authorized levels, asbestos that is friable or can be reasonably expected to become friable or hazardous levels of urea formaldehyde foam insulation.

                           (v) For the purposes of this Lease, "Environmental
Requirements" means all applicable statutes, regulations, rules, ordinances, and codes of all federal, state, or municipal entities, agencies, or instrumentalities having jurisdiction over environmental matters, including without limitation: all requirements pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, whether solid, liquid, or gaseous in nature; all environmental requirements pertaining to the protection of the health and safety of employees or the public, including but not limited to the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, the Comprehensive Environmental Response, compensation and Liability Act of 1980, as amended, and the Toxic Substances Control Act, as amended.

                  (e) For the purposes of this Lease, Landlord's knowledge is limited to the actual knowledge, without independent inquiry, of Tom Miller, Real Estate Manager for Landlord.

                  (f) Landlord warrants that all mechanical systems will be in working condition for a period of ninety (90) days after the Commencement Date, provided the mechanical systems are not damaged by Tenant's Improvements.

         41.      REPRESENTATIONS AND WARRANTIES OF TENANT.

                  Tenant warrants and represents to Landlord:

                  (a) Tenant, and the officer of Tenant executing this Lease, are each duly authorized to execute and to enter into this Lease. This Lease is a legal, binding, and valid obligation of Tenant, enforceable in accordance with its terms.

                  (b) The execution and delivery of this Lease by Tenant do not conflict with or cause a default by Tenant under any laws, rules, regulations, or court orders of any governmental authority or any agreement or prior lease to which Tenant is a party or by which any of its assets are bound.

         42.      HAZARDOUS MATERIALS.

                  (a) Studies. Tenant acknowledges receipt of a copy of a Phase I Environmental Assessment of the Towers at Williams Square, Las Colinas Urban Center, Irving, Texas, dated February 1992, prepared by Camp Dresser & McKee, Inc., for CDM Project No.: 2053-21l-RT-REPT ("Hazardous Substance Survey").

                  Landlord, except as provided in Paragraph 42, makes no, and Tenant waives any, representations or warranties whatsoever to Tenant regarding:
(i) the Hazardous Substance Survey (including, without limitation, the contents, accuracy, or adequacy of preparation thereof), or (ii) the presence or absence of Hazardous Materials (hereinafter defined) in, at, or under the Leased Premises or the Project.

                  (b) Landlord agrees to comply with all Environmental Requirements pertaining to or otherwise affecting the Project and the Leased Premises and shall not use, store, dispose of or permit to remain any Hazardous Materials on, under, in or about the Project or the Leased Premises in amounts or concentrations that require investigation or remedial or removal action pursuant to any Environmental Requirements.

                  (c) Tenant shall not use, store or dispose of any Hazardous Materials on, under, in or about the Leased Premises in amounts or concentrations that require investigation or remedial or removal action pursuant to any Environmental Requirements.

         43.      BUSINESS PURPOSE.

                  Tenant represents that this Lease is executed by Tenant, and all obligations of Tenant arising out of this Lease are, primarily for business or commercial purposes and not for personal, family, or household purposes.

         44.      SEVERABILITY.

                  Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement. If any term or provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby.

         45.      NO MERGER.

                  There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Leased Premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the Leased Premises or any interest in such fee estate.

         46.      FORCE MAJEURE.

                  Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant (other than Tenant's obligation to pay rent), the responsible party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, acts of God, shortages of labor or materials, war, governmental laws, regulations, restrictions, or any other cause of any kind whatsoever which is beyond the control of the responsible party.

         47.      BROKERAGE.

                  Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Lease other than The Staubach Company, hereinafter referred to as the "Broker", whether one or more. Tenant and Landlord each agree to indemnify the other against all costs, expenses, attorneys' fees or other liability for commissions or other compensation or charges claimed by any broker or agent, other than Broker, claiming the same by, through or under the indemnifying party with respect to the original term hereof or any renewal or extension thereof or with respect to any expansion of the Leased Premises. The brokerage commission payable to the Broker, if any, shall be paid by Landlord pursuant to the terms of a separate agreement between Landlord and the Broker. The Broker is licensed and regulated by the Texas Real Estate Commission (the "TRECII). TREC administers two recovery funds which may be used to satisfy judgments against inspectors and real estate licenses involving a violation of the law. Complaints or inquiries should be directed to the Texas Real Estate Commission, P.O. Box 12188, Austin, Texas 78711-2188 (512) 465-3960.

         48.      GENDER.

                  Words of any gender used in this Lease shall be held and construed to include any other gender and words in the singular number shall be held to include the plural, unless the context otherwise requires.

         49.      JOINT AND SEVERAL LIABILITY.

                  If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

         50.      NO REPRESENTATIONS.

                  Landlord or Landlord's agents have made no representations or promises with respect to the Leased Premises, the Building or the Land except as herein expressly set forth and no rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

         51.      ENTIRE AGREEMENT.

                  This Lease sets forth the entire agreement between the parties and no amendment or modification of this Lease shall be binding or valid unless expressed in a writing executed by both parties hereto.

         52.      PARAGRAPH HEADINGS.

                  The paragraph headings contained in this Lease are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

         53.      BINDING EFFECT.

                  All of the covenants, agreements, terms, and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, personal representatives, successors, and, to the extent assignment is permitted hereunder, their respective assigns.

         54.      RENTAL TAX.

                  Notwithstanding any other provision herein contained, Tenant shall pay any and all licenses, charges, and other fees of every kind and nature as and when they become due and before the same become delinquent arising out of or in connection with the Tenant's use and occupancy of the Leased Premises, including but not limited to license fees, business license tax, the amount of any privilege, sales, excise, or other similar tax (other than income and franchise taxes) imposed upon Rent herein provided to be paid by Tenant or upon the Landlord in an amount measured by such Rent received by Landlord.

         55.      PARKING.

                  (a) At no additional cost to Tenant, Landlord agrees to provide, and Tenant agrees to rent, throughout Lease Term, three (3) reserved spaces and seventy-eight (78) unreserved spaces for the parking of automobiles in the West Tower parking garage located at the Building, as set forth in this paragraph; provided, however, if for any reason Landlord fails or is unable to provide parking space to Tenant or Tenant is not permitted to use parking space in such parking garage for all or any of such automobiles at any time during the Lease Term, such failure or inability shall not constitute a default by Landlord under this Lease. With respect to the unreserved parking spaces, Tenant shall not be assigned to designated parking spaces, but

                                                                 [INITIAL STAMP]
shall be permitted to use whatever stalls are available, on a first-come, first-served basis, in areas of the parking garage designated by Landlord.

                  (b) Landlord will cause Master Landlord to issue to Tenant eighty (80) magnetic parking cards for access to the leased parking spaces provided that Tenant provides Master Landlord with the license numbers of the automobiles of Tenant's employees who will be using such cards and the understanding that no more than two (2) reserved and seventy-eight (78) unreserved spaces shall be used by Tenant and its employees at one time. In the event Tenant uses more than two (2) reserved and seventy-eight (78) unreserved spaces Landlord or Master Landlord may at any time call in or void any extra issued magnetic parking cards. Upon receipt of any notice of any call of such cards, Tenant shall immediately surrender same.

                  (c) Tenant shall comply with all traffic, security, safety and other rules and regulations promulgated from time to time by the operator of the garage.

         56.      BUILDING ACCESS.

                  Tenant shall have unlimited access to the Premises twenty-four
(24) hours per day, seven (7) days per week. If, at any time, the Leased Premises lack utilities for three consecutive business days in any twelve month period, then rent and additional rent shall abate proportionately to the extent the Premises are untenantable by reason thereof. If the lack continues for a period in excess of sixty (60) consecutive days during any twelve month period, then Tenant shall have the right to terminate the Sublease.

         57.      SEVERABILITY.

                  If any term or provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby.

         58.      DISCLAIMER OF WARRANTIES.

                  TENANT ACKNOWLEDGES THAT IT HAS INSPECTED THE LEASED PREMISES AND IS THOROUGHLY FAMILIAR WITH ITS CONDITION. TENANT ACCEPTS THE LEASED PREMISES IN ITS PRESENT CONDITION (SAVE AND EXCEPT LATENT DEFECTS, INCLUDING STRUCTURAL DEFECTS) AND ACKNOWLEDGES ANY AGREES THAT LANDLORD HAS NOT MADE AND DOES NOT HEREBY MAKE ANY REPRESENTATIONS, WARRANTIES OR COVENANTS OF ANY KIND OR CHARACTER EXPRESS OR IMPLIED WITH RESPECT TO THE LEASED PREMISES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OR REPRESENTATIONS AS TO MATTERS OF TITLE (OTHER THAN AS EXPRESSLY MADE BY LANDLORD HEREIN), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITIONS, AVAILABILITY OF ACCESS, INGRESS OR EGRESS, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, GOVERNMENTAL REGULATIONS, OR THE ADEQUACY OF ANY EQUIPMENT IN THE LEASED

PREMISES TO MEET THE PARTICULAR NEEDS OF TENANT AND TENANT EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY THAT THE LEASED PREMISES ARE SUITABLE FOR TENANT IS INTENDED COMMERCIAL PURPOSES OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE LEASED PREMISES INCLUDING, WITHOUT LIMITATION: (A) THE VALUE, CONDITION, MERCHANTABILITY, MARKETABILITY, PROFITABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OF THE LEASED PREMISES, (B) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS INCORPORATED INTO ANY OF THE LEASED PREMISES AND (C) THE QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE LEASED PREMISES. TENANT AGREES THAT WITH RESPECT TO THE LEASED PREMISES, TENANT HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF LANDLORD OR ANY AGENT OF LANDLORD EXCEPT AS EXPRESSLY MADE BY LANDLORD IN THIS LEASE.

         59.      WORK ALLOWANCE.

                  Landlord shall allow Tenant access to the Leased Premises commencing on the later of the date this Lease is executed and the date this Lease is approved by Master Landlord, for the purpose of constructing Tenant's improvements (the "Improvements") to the Leased Premises. All Tenant Improvements shall be constructed pursuant to plans and specifications therefor approved in writing by Landlord (the "Tenant Plans"). Tenant agrees to construct the Tenant Improvements in accordance with the Tenant Plans. Tenant shall pay all costs of constructing all Tenant Improvements.

         60.      APPROVALS BY MASTER LANDLORD.

                  Whenever in this Lease the Tenant will be required to obtain the consent or approval of Landlord with respect to any matter, and in the reasonable judgment of Landlord, would also require the consent or approval of the Master Landlord, then in the sole discretion of Landlord, the consent or approval of both Landlord and Master Landlord must be obtained prior to the taking of any action by Tenant; provided, however, if Master Landlord consents to or approves such matter, Landlord will not unreasonably withhold or delay its consent or approval.

         61.      COUNTERPARTS.

                  This Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         62.      JANITOR SERVICE

                  Tenant may elect to provide its own janitor and maid service for the Leased Premises by giving not less than 60 days' prior notice to Landlord and Master Landlord. If Tenant provides its own janitor and maid service, the services provided must be at least equal in scope to Master Landlord's standard janitorial and maid service. If Tenant elects to provide its own janitor and maid service for the Leased Premises, it may subsequently elect to require

Landlord to resume providing Master Landlord's standard janitorial and maid service by giving not less than 60 days' prior notice to Landlord and Master Landlord. Tenant may not exercise this option to provide its own janitorial service more than once during the Lease Term.

                  IN WITNESS WHEREOF, this Lease is hereby executed in multiple originals as of the day and year first above set forth.


                                        LANDLORD:

                                        TIG Insurance Company, a California
                                        corporation


                                        By:  /s/ L. P. MCCLIMON
                                             -----------------------------------
                                        Name: L. P. McClimon
                                              ----------------------------------
                                        Title: Managing Director
                                               ---------------------------------


                                        By:  /s/ THOMAS J. MILLER
                                             -----------------------------------
                                        Name: Thomas J. Miller
                                              ----------------------------------
                                        Title: Director -- Administration
                                               ---------------------------------

                                        TENANT

                                        Advance Paradigm, Inc., a Delaware
                                        corporation


                                        [INITIAL STAMP]


                                        By:  /s/ JON S. HALBERT
                                             -----------------------------------
                                        Name: John S. Halbert
                                              ----------------------------------
                                        Title: EVP & COO
                                              ----------------------------------

                                    Exhibit A


                         Floor Plan of Leased Premises




EXHIBIT A - SOLO PAGE

                                    EXHIBIT B

                                LEGAL DESCRIPTION

Being a tract or parcel of land situated in the City of Irving, Dallas County, Texas; and being a part of the Elizabeth Crockett Survey, Abstract No. 217; and being all of Lot 1, Las Colinas Urban Center, Installment 12, an addition to the City of Irving, as recorded in Volume 81077, Page 3167 of the Map and Deed Records of Dallas County, Texas.




EXHIBIT B - SOLO PAGE

                                    EXHIBIT C

                          OPERATING EXPENSE EXCLUSIONS

The definition of "Operating Costs" in the Lease shall expressly exclude the following:

1. Costs of repair or replacement or other work occasioned by exercise of the right of eminent domain.

2. Leasing commissions, advertising and other promotional costs and expenses, attorneys' fees, costs and disbursements and other expenses incurred in negotiating or executing leases or in resolving disputes with other tenants, other occupants, or other prospective tenants or occupants of the Project, collecting rents or otherwise enforcing leases of other tenants of the Project.

3. Costs and expenses of special services rendered to particular tenants of the Project or that exclusively benefit another tenant or tenants of the Project, including, without limitation, costs of tenant installations, decorating expenses, redecorating expenses, or constructing improvements or alterations to any tenant space; the costs of any janitorial cleaning service or security services provided to other tenants which exceed the standard of that provided to Tenant; and costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charge therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is actually charged therefor by Landlord.

4. Except for the amortization of the cost of capital items which are primarily for the purpose of reducing operating expenses of the Project, Operating Costs shall include no costs or expenditures that would be classified as a capital expense under generally accepted accounting principles consistently applied. All such capital expenditures shall be amortized over the useful life of the capital improvement, as determined in accordance with generally accepted accounting principles consistently applied, but in no event to extend beyond the reasonable life of the Project. The amount to be included in Operating Costs shall be the lesser of (a) the amortized amount, determined in accordance with the foregoing, or (b) the actual reduction in operating Costs resulting from the capital improvement during the same calendar year. Operating Costs shall not include capital costs of complying with the Americans with Disabilities Act; or the Texas Architectural Barriers Act (collectively, the "Acts").

5. Depreciation, amortization and other non-cash items except as otherwise provided herein.

6. Costs and expenses incurred by Landlord for which Landlord is actually reimbursed by parties other than tenants of the Project, including, without limitation, insurance proceeds.

7. Costs and expenses attributable to the initial construction of the Project (including correcting structural construction defects).


EXHIBIT C -- PAGE 1

8. Except for the management fee, any overhead or profit increment to any subsidiary or affiliate of Landlord for services on or to the building, parking garage or related facilities and/or the land on which the building is situated, to the extent that the cost of such services exceeds the competitive costs for such services rendered by persons or entities of similar skill, competence and experience other than a subsidiary of affiliate of Landlord.

9. Finance and debt service fees; principal and/or interest on debt or amortization payments on any mortgage or mortgages executed by Landlord covering Landlord's Property; and rental under any ground or underlying lease or leases for the Project.

10. Landlord's general overhead except as it directly relates to the operation, management, maintenance, repair and security of the Project.

11. Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord.

12. Costs and expenses for items and services for which Tenant reimburses Landlord or pays third persons, to the extent of such reimbursement or payment.

13. Costs including fines, penalties, and legal fees incurred due to violations by Landlord, its employees, agents, contractors or assigns, or any other tenant or occupant of the Project, of building codes, any other governmental rule or requirement or the terms and conditions of any lease pertaining to the Project.

14. Costs of management fees to the extent they exceed comparable fees incurred in comparable Class A office buildings in the Dallas-Fort Worth metropolitan area.

15. Costs of sculptures, paintings, wall hangings or other objects of art, including, without limitation, costs incurred with respect to the purchase, ownership, leasing, repair and/or maintenance of same.

16. Costs of wages, salaries, or other compensation paid to any executive employees of Landlord above the grade of project manager or paid to employees of Landlord who are not employed full time, on site at the office project; provided, further, if any employee of Landlord works on several buildings within the area, including the Project, the costs and expenses connected with such employee shall be allocated among such buildings by Landlord in accordance with reasonable and consistent criteria.

17. Costs and expenses incurred in leasing air-conditioning systems, elevators, or other equipment ordinarily considered to be of a capital nature.

18. Costs and expenses associated with the removal or encapsulation of asbestos or other hazardous or toxic substances.

19. Any costs or expenses incurred in compliance with new or revised federal or state laws or


EXHIBIT C -- PAGE 2
         municipal ordinances, or codes or regulations promulgated under any of the same, requiring modification only to any areas of the Project leased to any tenant, including Tenant.

20. Any expenses for repairs or maintenance which are covered by warranties and service contracts, to the extent such maintenance and repairs are made at no cost to Landlord.

21. Any costs representing any amount paid for services and materials to a related person, firm, or entity to the extent such amount exceeds the amount that would be paid for such services or materials at the then existing market rates to an unrelated person, firm or corporation.

22. If any taxes paid by Landlord and previously included in Operating Costs are refunded, Landlord shall promptly pay Tenant an amount equal to the amount of such refund (less the out-of-pocket expenses incurred by Landlord in obtaining such refund) multiplied by Tenant's Proportionate Share in effect for the period to which such refund relates.

23.      The cost of curing any of Landlord's Events of Defaults.

24. Any amounts payable by Landlord by way of indemnity or for damages or which constitutes a fine or penalty, including interest or penalties for any late payment.

25. Repairs necessitated by violations of law in effect as of the date of the Lease.

26. Repairs and alterations necessitated by the negligence or willful misconduct or Landlord or its agents, employees, or contractors or repairs and alterations necessitated by the negligence or willful misconduct of any tenant or occupant of the Project, including Tenant, or of any of their respective agents, employees, contractors, invitees, or licensees.

27. Property taxes and assessments which are not properly allocable to the Project. Without limiting the generality of the foregoing, property taxes and assessments which are properly allocable to undeveloped land shall be excluded from Operating Costs.

28. Any costs incurred in installment, operating, maintaining and owning any specialty not used by Tenant and not normally installed, operated and maintained in Class A office buildings comparable to the Project and not necessary for Landlord's operation, repair, maintenance, and providing of required services for the Project and/or any associated parking facilities, including, but not limited to, an observatory, antenna or antennae, beacon(s), broadcasting facilities (other than the Project's music system and life support and security systems), luncheon club, cafeteria, athletic or recreational club, helicopter pad, etc.

29. The costs of any additional casualty insurance premium for the Project in excess of the standard rate payable by Landlord.

30. Interest and penalties due to the late payment of taxes, utility bills or other such costs


EXHIBIT C -- PAGE 3
         except any interest or penalties arising from late payments beyond Landlord's control.

31. Any other expenses which, under generally accepted accounting principles, consistently applied, would not be considered to be a normal maintenance or operating expenses of the Project including, without limitation, bad debt expenses and charitable contributions and donations.


EXHIBIT C -- PAGE 4

                                    EXHIBIT D

                         SCHEDULE OF JANITORIAL SERVICES


A.       OFFICE AREAS

         1. Empty, clean and damp dust all waste receptacles and remove waste paper and rubbish from the Leased Premises nightly; wash receptacles as necessary.

         2. Empty and clean all ash trays, screen all sand urns nightly, and supply and replace as necessary.

         3. Vacuum all rugs and carpeted areas in offices, lobbies and corridors nightly.

         4. Hand dust and wipe clean with damp or treated cloth all office furniture, files, fixtures, paneling, window sills and all other horizontal surfaces nightly; wash window sills when necessary.

         5.       Damp wipe and polish all glass furniture tops nightly.

         6. Remove all finger marks and smudges from vertical surfaces, including doors, door frames, around light switches, private entrance glass and partitions nightly.

         7.       Wash clean all water coolers nightly.

         8.       Sweep all stairways nightly; vacuum if carpeted.

         9. Police all stairwells throughout the entire Buildings daily and keep in clean condition.

         10.      Damp mop spillage in office and public areas as required.

         11.      Damp dust all telephones as necessary.

B.       WASH ROOMS

         1.       Mop, rinse and dry floors nightly.

         2.       Scrub floors as necessary.

         3.       Clean all mirrors, bright work and enameled surfaces nightly.

         4. Wash and disinfect all basins, urinals and bowls nightly, using non-abrasive cleaners to remove stains and clean undersides of rim of urinals and bowls.


EXHIBIT D -- PAGE 1

         5. Wash both sides of all toilet seats with soap and water and disinfect nightly.

         6. Damp wipe nightly, wash all partitions, tile walls and outside surface of all dispensers and receptacles.

         7. Empty and sanitize all receptacles and sanitary disposals nightly; thoroughly clean and wash at least once per week.

         8. Fill toilet tissue, soap, towel and sanitary napkins dispensers nightly.

         9. Clean flushmeters, piping, toilet seat hinges and other metal work nightly.

         10. Wash and polish all walls, partitions, tile walls and enamel surfaces from trim to floor monthly.

         11. Apply finish to tile floor when necessary as instructed by the Buildings management.

         12. Vacuum all louvers, ventilating grills, and dust light fixtures monthly.

NOTE: It is the intention to keep the washrooms thoroughly cleaned and not use a disinfectant or deodorant to kill odor. If a disinfectant is necessary, an odorless product will be used with the Tenant's permission.

C.       FLOORS

         1. Ceramic tile, marble and terrazzo floors to be swept and buffed nightly and washed or scrubbed as necessary.

         2. Asphalt, vinyl, rubber or other composition floors and bases to be swept nightly; such floors in public areas on multiple tenancy floors to be waxed and buffed as needed.

         4.       All floors stripped and rewaxed as necessary.

         5.       All carpeted areas and rugs to be vacuumed clean nightly.

         6. Carpet shampooing will be performed at Tenant's request and billed by Landlord.

D.       GLASS

         1.       Clean glass entrance doors and adjacent glass panels nightly.

E.       HIGH DUSTING (Quarterly)

         1. Dust and wipe clean all closet shelving when empty and carpet sweep or dry mop all floors in closets if such are empty.


EXHIBIT D -- PAGE 2

         2. Dust all picture frames, charts, graphs and similar wall hangings.

         3. Dust clean all vertical surfaces such as walls, partitions, doors, door backs and other surfaces above shoulder height.

         4. Damp dust all ceiling air conditioning diffusers, wall grilles, registers and other ventilating louvers.

         5. Dust the exterior surfaces of lighting fixtures, including glass and plastic enclosures.

F.       DAY SERVICE

         1. At least once, and more as deemed necessary during the day, check men's washrooms for toilet tissue replacement.

         2. At least once, and more as deemed necessary during the day, check ladies' washrooms and toilet tissue and sanitary napkin replacement.

         3. Supply toilet tissue, soap and towels in men's and ladies' washrooms and sanitary napkins in ladies' washrooms.

         4.       As needed, vacuuming of elevator cabs will be performed.

         5. There will be a constant surveillance of public areas to ensure cleanliness.

         6.       Clean ash urns as necessary in elevator lobbies.

         7.       Clean Buildings glass entrance doors and panels as needed.

G.       GENERAL

         1. At intervals of no more than one (1) year and more often if required by the Buildings' management, thoroughly wash and dry the interior of all windows, including wiping all interior metal window frames, mullions, and other unpainted interior metal surfaces of the perimeter walls of the Buildings each time the interior of the windows is washed.

         2. Keep janitorial closets in a clean, neat and orderly condition at all times.

         3. Wipe clean and polish all metal hardware fixtures and other bright work nightly.

         4. Dust and/or wash all directory boards as required, remove fingerprint and smudges nightly.

         5. Maintain Buildings lobby, corridors, elevators and other public areas in a clean condition.


EXHIBIT D -- PAGE 3

         6. Dust fire extinguisher and cabinets nightly (interior and exterior); wash as necessary.

         7. All baseboards (resilient flooring and carpeting areas) will be washed and wiped clean as necessary.

         8.       Vacuum entrance mats nightly.

         9.       Hose and scrub plaza area and sidewalks as necessary.

         10. Perform special cleaning needs of individual tenants as authorized and directed by the Buildings management.

         11. Properly maintain exterior of Buildings at ground level by ensuring that curtain wall, glass, marble, etc., is kept in a clean condition. Exterior stainless steel is to be cleaned and polished weekly.

         12. Polish standpipes and sprinkler Siamese connections as necessary.

NOTE: Upon completion of nightly duties, floor supervisors will ensure that all offices have been cleaned and left in a neat and orderly condition and that all lights have been turned off and all doors locked.


EXHIBIT D -- PAGE 4

                                    EXHIBIT E

                         BUILDING RULES AND REGULATIONS




                  to office Lease by and between T-Las Colinas Towers Corp. and Transamerica Insurance Company, a California corporation.

                         BUILDINGS RULES AND REGULATIONS

                  1. Except for guide dogs and other animals trained to assist persons who are physically disabled, no birds, animals, reptiles, or any other creatures, $hall be brought into or about the Buildings.

                  2. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways.

                  3. Tenant shall not create a nuisance in the Project.

                  4. No equipment of any kind shall be operated an the Leased Premises that could in any way annoy any other tenant in the Project without the prior written consent of Landlord.

                  5. Tenant shall cooperate with the Project employees in keeping the Leased Premises neat and clean.

                  6. Corridor doors on multi-tenant floors, when not in use, shall be kept closed.

                  7. No bicycles or similar vehicles will be allowed in the Buildings.

                  8. Tenant will refer all contractors, contractor's representatives, and installation technicians rendering any service on or to the Leased Premises or elsewhere in the Project for Tenant to Landlord, for Landlord's approval and supervision for performance of any contractual service. This provision shall apply to all work performed in the Project, including installation of telephones, telegraph equipment, electrical devices, and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceiling, equipment, or any other physical portion of the Project.

                  9. Except for use in hanging artwork, diplomas, certificates, and similar standard office furnishings, no nails, hooks, or screws shall be driven into or inserted in any part of the project except by Project maintenance personnel.

                  10. Sidewalks, doorways, vestibules, halls, stairways, and similar areas shall not be obstructed by Tenant or its agents, employees or contractors or used for any purpose other


EXHIBIT E -- PAGE 1
than ingress and egress to and from the Leased Premises, or for going from one part of the Buildings to another part of the Buildings. No furniture shall be placed in front of the Buildings, or in any lobby or corridor without written consent of Landlord.

                  11. Tenant, its employees, or agents, or anyone else who desires to enter the Buildings after Normal Business Hours, will be required to sign in upon entry and sign out upon leaving, giving the location during their stay and their time of arrival and departure.

                  12. All deliveries must be made via the service entrance and service elevator, when provided during normal working hours or at such times as Landlord may determine. Prior approval must be obtained from the Landlord for all deliveries that must be received after normal working hours.

                  13. Landlord or its agents or employees shall have the right to enter the Leased Premises to examine the same or to make such repairs, alterations, or additions as Landlord shall deem necessary for the safety, preservation, or improvement of the Buildings.

                  14. Landlord has the right to evacuate the Buildings in the event of an emergency or catastrophe.

                  15. Tenant shall not do anything, or permit anything to-be done, in or about the Project, or bring to keep anything therein, that will in any way increase the possibility of fire or other casualty, or do anything in conflict with the valid laws, rules, or regulations of any governmental authority.

                  16. Tenant shall notify the Building Manager when safes or other equipment are to be taken into or out of the Project. Moving of such items shall be done under the supervision of the Building Manager, after receiving written permission from him.

                  17. Landlord shall have the power to prescribe the weight and position of safes or other heavy equipment, which may overstress any portion of the floor. All damage done to the Buildings by the improper placing of heavy items which overstress the floor will be repaired at the sole expense of the Tenant.

                  18. No food shall be distributed from Tenant's office without the prior written approval of the Building Manager.

                  19. No additional locks shall be placed upon any doors without the prior written consent of Landlord. All necessary keys shall be furnished by Landlord, and the same shall be surrendered upon termination of this lease, and Tenant shall then give Landlord or his agent an explanation of the combination of all locks on the doors and vaults.

                  20. Tenant shall comply with parking rules and regulations as may be posted and distributed from time to time.

                  21. Plumbing and appliances shall be used only for the purposes for which


EXHIBIT E -- PAGE 2
constructed, and no sweeping, rubbish, rags, or other unsuitable material shall be thrown or placed therein. Any stoppage or damage resulting to any such fixtures or appliances from misuse on the part of Tenant or Tenant's officers, agents, servants, and employees shall be paid by Tenant.

                  22. No signs, posters, advertisements, or notices shall be painted or affixed on any of the windows or doors, or other parts of the Project, except in such color, size, and style, and in such places, as shall be first approved in writing by Landlord. Building standard suite identification signs will be prepared by a sign writer, approved by Landlord. The cost of the Building Standard sign will be paid by Tenant. Landlord shall have the right to remove all unapproved signs without notice to Tenant, at the expense of Tenant. Directories will be placed by Landlord at Landlord's own expense, in conspicuous places in the Buildings. No other directories shall be permitted.

                  23. No portion of the Buildings shall be used for the purpose for lodging rooms or any immoral or unlawful purposes.

                  24. Tenant shall not operate, or allow the operation of, without the prior written consent of Landlord, any coin or token operated vending machine or similar device for the sale of any goods, wares, merchandise, food, beverages, or services, including but not limited to pay lockers, pay toilets, scales, amusement devices and machines for the sale of beverages, foods, candy, cigarettes or other commodities.

                  25. Prior written approval, which shall be at Landlord's sole discretion, must be obtained for installation of any solar screen material, window shades, blinds, drapes, awnings, window ventilators, or other similar equipment and any window treatment of any kind whatsoever. Landlord will control all internal lighting that may be visible from the exterior of the Buildings and shall have the right to change any unapproved lighting, without notice to Tenant, at Tenant's expense.

                  26. Landlord reserves the right to rescind any of these rules and make such other future rules and regulations as in the judgment of Landlord shall from time to time be needed for the safety, protection, care, and cleanliness of the Project, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees, and invitees, which rules when made and notice thereof given to a tenant, shall be binding upon him in like manner as if originally herein prescribed.

                  27. Tenant shall at all times keep a chair pad under every chair which has rollers and is located in a carpeted area.

                  28. Tenant shall not permit any of its employees, invitees, agents, servants, licensees, clients, or visitors to hold, carry, smoke, or dispose of a lighted cigar, cigarette, pipe, or any other lighted smoking equipment in any common area of the Project. The common areas shall include, but not be limited to all rest rooms, common corridors, stairwells, elevator lobbies, first floor lobbies, and other areas used in common with other tenants and occupants of the Project.


EXHIBIT E -- PAGE 3

                                    EXHIBIT F



             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT



         THIS AGREEMENT is entered into this ___________day of ________, 1999, by ("Tenant"), and ______________________,a ________________ corporation
("Lender").

                                   BACKGROUND

         A. TIG INSURANCE COMPANY ("Sublandlord") is the lessee under an Agreement of Lease dated October 4, 1993 (the "Master Lease"), between Sublandlord and T-Las Colinas Towers Corp. ("Borrower"), as Landlord, covering the leased premises located in the Williams Square complex in the City of Irving, Dallas County, Texas, more fully described in Exhibit A attached to this Agreement (the "Premises").

         B. Sublandlord has subleased a portion of such premises to Tenant under an Agreement of Lease dated ___________, 1995 (the "Lease").

         C. Borrower has a mortgage loan from Lender secured by a deed of trust from __________________ to Lender (the "Mortgage") covering, among other property, the Premises.

         D. Lender and Tenant agree that it is in each party's best interest to enter into this Agreement and for Tenant to enter into the Lease.

                                    AGREEMENT

         In consideration of the mutual covenants and agreements in this Agreement, and to induce Tenant to enter into the Lease, Tenant and Lender agree as follows:

         1. The Lease and the estate conveyed thereby are and shall at all times continue to be subject and subordinate in all respects to the Mortgage and to all renewals, modifications and extensions thereof, subject to the terms of this Agreement.

         2. So long as Tenant is not in default (beyond any period given Tenant to cure the default) in the payment of rent or additional rent or in the performance of any of the other terms, covenants, or conditions of the Lease on Tenant's part to be performed, Tenant's possession under the Lease and Tenant's rights and privileges thereunder or under any extensions or renewals thereof, which may be affected in accordance with any option therefor contained in the Lease, may not be diminished or interfered with by Lender under any circumstances, and Tenant's occupancy may not be disturbed by Lender during the term of the Lease or any extensions or renewals thereof. Lender will be bound by the terms of the Lease and may not join Tenant as a party defendant in any foreclosure proceedings taken by Lender.



EXHIBIT E -- PAGE 4

         3. If the interests of Borrower are acquired by Lender by reason of foreclosure of the Mortgage or any other proceedings brought to enforce the rights of the holder of the Mortgage, by deed in lieu of foreclosure or by any other method, and Lender succeeds to the interests of Borrower under the Lease, the Lease and the rights of Tenant thereunder continue in full force and effect and may not be terminated or disturbed except in accordance with the terms of the Lease. Tenant is bound to Lender under all the terms, covenants, and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof, which may be effected in accordance with any option therefor contained in the Lease, with the same force and effect as if Lender were the lessor under the Lease, and Tenant does hereby attorn to Lender, as its lessor, the attornment to be effective and self-operative without the execution of any other instruments on the part of either party hereto, immediately upon Lender's succeeding to the interest of Borrower under the Lease; provided, however, that Tenant is under no obligation to pay rent to Lender until Tenant receives written notice from Lender that Lender has succeeded to the interests of Borrower under the Lease. The respective rights and obligations of Tenant and Lender upon the attornment, to the extent of the then remaining balance of the term of the Lease and any extensions or renewals are the same as now set forth in the Lease; it being the intention of the parties hereto for this purpose to incorporate the Lease into this Agreement by reference, with the same force and effect as if set forth at length herein.

         4. This Agreement may not be modified orally or in any other manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest. Tenant shall send to Lender, at the following address, copies of all notices given to Sublandlord pursuant to the terms of the aforesaid Lease at the same time the notice is given to Sublandlord:

                TIG INSURANCE COMPANY
                5205 N. O'Connor Boulevard
                Suite N1642
                Irving, Texas 75039

         5. This Agreement inures to the benefit of and is binding upon the parties hereto, their respective heirs, successors, and assigns; it being expressly understood that all references herein to Lender are deemed to include not only Lender, but also its successors and assigns.

                                 TENANT

                                 ----------------------------------------------,
                                 a
                                  ----------------------------------------------

                                 By:
                                     -------------------------------------------

                                 Name:
                                      ------------------------------------------

                                 Title:
                                        ----------------------------------------



EXHIBIT E -- PAGE 5

                                 LENDER:

                                 ----------------------------------------------,
                                 a
                                  ---------------------------------------------

                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                        ---------------------------------------


EXHIBIT E -- PAGE 6

                               CONSENT TO SUBLEASE

                  This Consent to Sublease (this Consent) is made as of December 20, 1999, by TIAA Realty, Inc., a Delaware corporation (Landlord), TIG INSURANCE COMPANY, a California corporation (Tenant), and ADVANCE PARADIGM, INC., a Delaware corporation (Subtenant).

                                   BACKGROUND

A. By Office Lease (as amended from time to time, the "Master Lease") dated October 4, 1993, Landlord's predecessor in interest leased to Tenant space on floors 2-12, inclusive in the West Tower, floors 10-14, inclusive, in the East Tower, floor 16 in the Central Tower, and Suite 900 of floor 9 in the East Tower in the Towers At Williams Square, at 5205, 5215, and 5221 N. O'Connor Blvd., Irving, Dallas County, Texas 75039 (the Leased Premises), as more particularly described in the Master Lease.

B.       The Master Lease was amended on numerous occasions.

C. Tenant and Subtenant requested that Landlord consent to the sublease of a portion of the Leased Premises by Tenant to Subtenant and Landlord is willing to consent under the terms of this Consent.

                                     CONSENT

         Landlord, Tenant, and Subtenant agree as follows:

1.       Consent to Sublease

         Landlord consents to Tenant subletting the Sublet Premises (defined below) to Subtenant under the terms of the Sublease from Tenant to Subtenant dated 12-16-99, 1999 (the Sublease), subject to the terms of this Consent. A complete copy of the Sublease is attached to this Consent as Schedule 1. This Consent is not assignable. The portion of the Leased Premises being sublet to Subtenant is the 16th floor of the Central Tower and is referred to in this consent as the Sublet Premises.

2.       No Waiver or Modification.

         Nothing in this Consent:

         a. Is an acceptance or ratification by Landlord of the terms of the Sublease, or a representation or warranty of any kind by Landlord relating to the Sublease or the Sublet Premises.

         b. Except as specified in this Consent, modifies, waives, or affects the Master Lease in any way.

         c. Waives any present or future breach or default by Tenant under the Master Lease.



CONSENT TO SUBLEASE -- 16TH FLOOR                                              1

         d. Creates any direct contractual rights between Landlord and Subtenant, except under this consent, or gives Subtenant any rights relating to the Master Lease, including, without limitation, the right to approve any subsequent modification of the Master Lease.

         The Sublease is subject and subordinate to the Master Lease. If there is a conflict between the Master Lease and the Sublease the Master Lease prevails, unaffected by any conflict with the Sublease. If there is a conflict between this Consent and the Sublease, this Consent prevails, unaffected by any conflict with the Sublease.

3.       No Release of Tenant.

         a. Nothing in this Consent or the Sublease releases or discharges Tenant from any obligation or liability payable or performable by Tenant under the Master Lease. Tenant remains primarily liable under the Master Lease.

         b. Landlord is not bound or estopped in any way by the Sublease or any actions of Tenant or Subtenant related to the Sublease.

         c.       Subtenant is not considered to be a Debtor as defined in
                  Section 9.105 of the Texas business and Commerce Code.

4.       Payment of Rent.

         If an Event of Default by Tenant (as defined in the Master Lease) relating to the payment of rent under the Master Lease occurs and is continuing, Landlord may, in its sole discretion, give notice (a Tenant Default Notice) to Subtenant requiring that Subtenant make all rent payments under the Sublease direct to Landlord. If Landlord gives a Tenant Default Notice to Subtenant, Subtenant shall pay all rent payable under the Sublease after Subtenant's receipt of the Tenant Default Notice direct to Landlord until Landlord notifies Subtenant that the Event of Default by Tenant has been cured. All rent attributable to the Sublease received by Landlord shall be applied against amounts owing by Tenant under the Master Lease and any excess rent received by Landlord from Subtenant over the aggregate amounts owing by Tenant under the Master Lease shall be paid by Landlord to Tenant within 20 days after Landlord's receipt thereof. No such direct payment of rent by Subtenant to Landlord is a default by Subtenant under the Sublease.

5.       No Further Consent.


         This Consent is not, and may not be construed to be, a consent by Landlord to other or further assignment or sublease of the Master Lease except as provided below. The Master Lease may not be further assigned or sublet except in accordance with Paragraph 13 of the Master Lease except that Subtenant may assign its rights under the Sublease to its subsidiaries or affiliates at its sole discretion without the consent of Landlord or Tenant.


CONSENT TO SUBLEASE -- 16th FLOOR                                              2

6.       No Alterations.

         Landlord has no obligation to renovate or alter the Sublet Premises. Landlord has no, and Subtenant waives any, liability to Subtenant for any existing defects in construction of the Sublet Premises, patent or latent. Any alterations to the Sublet Premises may be performed only as specified in the Master Lease.

7.       Notices.

         All notices, requests, approvals, and other communications required or permitted to be delivered under this Consent must be in writing and are effective:

         a. on the business day sent if sent by telecopier prior to 5:00 PM, Dallas, Texas time, and the sending telecopier generates a written confirmation of sending;

         b. the next business day after delivery on a business day to a nationally-recognized-Overnight-courier service for prepaid overnight delivery;

         c. if orderly delivery of the mail is not then disrupted or threatened, in which event some method of delivery other than the mail must be used, 3 days after being deposited in the United States mail, certified, return receipt requested, postage prepaid; or

         d. upon receipt if delivered personally or by any method other than by telecopier (with written confirmation), nationally-recognized-overnight-courier service, or mail;

         in each instance addressed to Landlord, Tenant, or Subtenant, as the case may be, at the respective addresses specified below, or to any other address any party may designate by 10 days prior notice to the other parties.

                  Landlord:          TIAA Realty, Inc.
                                     c/o Cousins Stone, L.P.
                                     5215 N. O'Connor Blvd.
                                     Suite 2602
                                     Irving, TX 75039
                                     Attn:  M. Scott Ozymy
                                     Fax:   972/432-3605

                  Tenant:            TIG Insurance Company
                                     5205 N. O'Connor Blvd.
                                     Suite W559
                                     Irving, TX 75039
                                     Attn: Tom Miller
                                     Fax: 972/831-5833



CONSENT TO SUBLEASE -- 16TH FLOOR                                              3

                        Subtenant:Advance Paradigm, Inc.


         Subtenant is not entitled to receive any notices either Landlord or Tenant is required or permitted to give under the Master Lease.

8.       Headings.

         Paragraph headings or captions are used in this Consent for convenience only and do not limit or otherwise affect the meaning of any provision of this Consent.

9.       Attorneys' Fees.

         The prevailing party in any litigation concerning the interpretation or enforcement of this Consent may recover from the losing party(ies) reasonable attorneys' fees, court costs and expenses, whether at the trial or any appellate level.

10.      Governing Law.

         THE LAWS OF THE STATE OF TEXAS GOVERN THIS CONSENT.

11.      No Recordation.

         Neither Tenant nor Subtenant may record this Consent, the Master Lease, or the Sublease in the Real Property Records of Dallas County, Texas, or elsewhere.

12.      Severability.

         If any provision in this Consent is unenforceable in any respect, the remainder of this Consent is still enforceable.

13.      Rule of Construction.

         Each party and its counsel have reviewed and revised this Consent. Any rule of construction to the effect that any ambiguities are to be resolved against the drafting party may not be employed in the interpretation of this Consent or any amendments, schedules, or exhibits hereto.

14.      No Representations or Warranties.

         Neither Landlord nor Landlord's agents made, and Subtenant waives, any representations or warranties to Subtenant with respect to the Leased Premises, the Sublet Premises, the Building, or the Master Lease.



CONSENT TO SUBLEASE -- 16TH FLOOR                                              4

15.      Entire Agreement.

         This Consent sets forth the entire agreement among the parties with respect to the Landlord's consent to the Sublease and no amendment or modification of this Consent is binding or valid unless expressed in writing executed by Landlord, Tenant, and Subtenant.

16.      Binding Effect.

         This Consent is binding upon Landlord, Tenant, and Subtenant and their respective heirs, personal representatives, successors, and permitted assigns.

         Executed effective as of the date and year first above written.

                             LANDLORD

                             TIAA Realty, Inc., a Delaware corporation
                             By: Teachers Insurance and Annuity Association of America, its authorized representative

                             By: /s/ LEONARD BALDUCCI
                                ------------------------------------------------
                             Name:   Leonard Balducci
                                  ----------------------------------------------
                             Title:  Associate Director
                                   ---------------------------------------------




                             TENANT


                             TIG INSURANCE COMPANY

                             By: /s/ L.P. MCCLIMON
                                ------------------------------------------------
                             Name:   L.P. McClimon
                                  ----------------------------------------------
                             Title:  Managing Director
                                   ---------------------------------------------


                             By:   /s/ THOMAS J. MILLER
                                   ---------------------------------------------
                             Name:     Thomas J. Miller
                                   ---------------------------------------------
                             Title:    Director -- Administration
                                   ---------------------------------------------



CONSENT TO SUBLEASE -- 16TH FLOOR                                              5

                             SUBTENANT


                             ADVANCE PARADIGM, INC.

                             By: /s/ JON S. HALBERT
                                ------------------------------------------------
                             Name:   Jon S. Halbert
                                   ---------------------------------------------
                             Title:  EVP & COO
                                   ---------------------------------------------




CONSENT TO SUBLEASE -- 16TH FLOOR                                              6